NEXTEL COMMUNICATIONS, INC.

SOLICITATION OF CONSENTS With Respect to Zero Coupon Convertible Preferred Stock Due 2013 (Restricted CUSIP No. 65332 V 806 and Registered CUSIP No. 65332 V 863)	OFFER TO EXCHANGE
Series B Zero Coupon Convertible
Preferred Stock Due 2013 for all
outstanding shares of Zero Coupon
Convertible Preferred Stock Due 2013
(Restricted CUSIP No. 65332 V 806 and
Registered CUSIP No. 65332 V 863)

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MARCH 16, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “CONSENT DATE”).

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MARCH 31, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXCHANGE OFFER EXPIRATION DATE”).

The Consent Solicitation

      Nextel Communications, Inc. is soliciting consents from the holders of its Zero Coupon Convertible Preferred Stock Due 2013 (the “Preferred Stock”) to amend the terms of the Preferred Stock and the related certificate of designation (“Existing Certificate”) to, among other things, (a) provide for a special dividend of $30.00 per share payable upon conversion, (b) change the notice period and accelerate the date on which the Preferred Stock may be redeemed by Nextel from December 23, 2005, to April 30, 2005, and (c) eliminate certain rights including, but not limited to (i) the right the Holders (as defined herein) may have under certain circumstances to vote or consent to a merger or sale of substantially all of the assets of Nextel, (ii) the obligation of Nextel to deliver to Holders of the Preferred Stock financial information required pursuant to Forms 10-K, 10-Q and 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) the requirement of Nextel to offer to purchase the Preferred Stock on December 23, 2005, and December 23, 2008 (inclusively, the “Proposed Amendments”), all as set forth in full in Annex A. To amend the Existing Certificate and effect the Proposed Amendments, we must receive consents from Holders of at least 66 2/3% of the outstanding shares of Preferred Stock (the “Requisite Consents”) prior to the Consent Date, though as a matter of Delaware corporate law the Proposed Amendments will not become effective until a majority of Nextel’s common stockholders also approve the Proposed Amendments.

      A consent payment of $15.00 per share will be payable only to Holders as of 5:00 p.m., New York City Time, on Monday, February 28, 2005 (the “Record Date”) who validly execute and deliver their Consents to the Proposed Amendments prior to the Consent Date (the “Consent Payment”). The consent solicitation (the “Consent Solicitation”) is being made upon the terms and subject to the conditions set forth in this Offer to Exchange and Consent Solicitation Statement (the “Statement”) and the accompanying Consent (the “Consent,” and together with this Statement, the “Consent Solicitation Documents”). Consummation of the Consent Solicitation and payment of the Consent Payment is conditioned upon the receipt of the Requisite Consents; it is not conditioned upon obtaining the approval of the Amended Certificate (defined below) by Nextel’s common stockholders.

      Any questions or requests for assistance concerning the Consent Solicitation may be directed to Bear, Stearns & Co. Inc. (the “Consent Solicitation Agent”) at the address and telephone numbers set forth on the back cover of this Statement. Requests for additional copies of this Statement, the Consent or any other documents may be directed to Georgeson Shareholder Communications, Inc., the information agent for the Consent Solicitation (the “Consent

Information Agent”), at the address and telephone numbers set forth on the back cover of this Statement. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee (each, a “Custodian”) for assistance concerning the Consent Solicitation. Questions regarding the Consent Solicitation may also be directed to Nextel’s department of Investor Relations, which may be contacted at (703) 443-4300. EquiServe, Inc. is acting as tabulation and paying agent for the Consent Solicitation (the “Tabulation and Paying Agent”).

      NEXTEL’S BOARD OF DIRECTORS HAS APPROVED AND DECLARED THE ADVISABILITY OF THE PROPOSED AMENDMENTS AND RECOMMENDED THAT ITS STOCKHOLDERS ELIGIBLE TO CONSENT WITH RESPECT TO THE PROPOSED AMENDMENTS DO SO. HOWEVER, HOLDERS MUST MAKE THEIR OWN DECISIONS WITH REGARD TO THE EXECUTION AND DELIVERY OF CONSENTS TO THE PROPOSED AMENDMENTS AND HOLDERS ARE URGED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISORS AS TO THE APPROPRIATENESS OF EXECUTING AND DELIVERING A CONSENT BASED ON THE HOLDER’S INDIVIDUAL CIRCUMSTANCES.

The Consent Solicitation Agent for the Consent Solicitation is:

Bear, Stearns & Co. Inc.

The Exchange Offer

      Nextel is also offering to exchange any and all outstanding shares of Preferred Stock (the “Outstanding Shares”) validly tendered and not withdrawn prior to the Exchange Offer Expiration Date, for an equal number of shares of its newly issued Series B Zero Coupon Convertible Preferred Stock Due 2013 (the “Exchange Shares”), which will have a certificate of designation (the “Series B Certificate”) substantially identical to the Amended Certificate. The exchange offer (the “Exchange Offer”) is being made upon the terms and subject to the conditions set forth in this Statement and the accompanying Letter of Transmittal (the “Letter of Transmittal,” and together with this Statement, the “Exchange Offer Documents”).

      The Preferred Stock is not listed on any national or regional securities exchange or reported on a national quotation system. As such, there is no established trading market for the Preferred Stock and the Preferred Stock trades only sporadically and on a limited basis. To the extent that the Preferred Stock is traded, prices of the Preferred Stock may fluctuate greatly depending on the trading volume and the balance between buy and sell orders, and, therefore, the last reported sales price may not necessarily reflect the market value of the Preferred Stock. Holders are urged to obtain current information with respect to the market prices for the Preferred Stock.

      We are making the Exchange Offer in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 3(a)(9) thereof. Therefore, we will not pay any commission or other remuneration to any broker, dealer, salesperson, or other person for soliciting tenders of the Preferred Stock. Bear Stearns is not, nor is any other party, acting as solicitation agent or dealer manager in connection with the Exchange Offer. In addition, we have instructed the Exchange Information Agent (as defined below) and the Exchange Agent (as defined below) not to solicit exchanges in connection with the Exchange Offer. The Exchange Information Agent and the Exchange Agent will answer questions with respect to the Exchange Offer solely by reference to the terms of the Exchange Offer Documents.

      Requests for additional copies of this Statement, the Letter of Transmittal or any other documents may be directed to Georgeson Shareholder Communications, Inc., the information agent for the Exchange Offer (the “Exchange Information Agent”), at the address and telephone numbers set forth on the back cover of this Statement. Beneficial owners may also contact their Custodian for assistance concerning the Exchange Offer. EquiServe, Inc. is acting as exchange agent for the Exchange Offer (the “Exchange Agent”). Questions regarding the Exchange Offer may also be directed to Nextel’s department of Investor Relations, which may be contacted at (703) 443-4300.

      NONE OF NEXTEL, THE EXCHANGE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY OTHER PERSON MAKES ANY RECOMMENDATION IN CONNECTION WITH THE EXCHANGE OFFER. HOLDERS MUST MAKE THEIR OWN DECISIONS WITH REGARD TO TENDERING OUTSTANDING SHARES AND ARE URGED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISORS IN MAKING SUCH A DECISION.

      The Consent Solicitation Documents and Exchange Offer Documents contain important information that should be read before any decision is made with respect to the Consent Solicitation and the Exchange Offer, respectively. In particular, see “Risk Factors” and “Material United States Federal Income Tax Considerations” for a discussion of certain factors that should be considered in evaluating the Consent Solicitation and the Exchange Offer. You should consult with your financial and legal advisers, as appropriate.

      THE CONSENT SOLICITATION AND EXCHANGE OFFER ARE BEING MADE CONCURRENTLY BY NEXTEL. HOLDERS MAY EXECUTE AND DELIVER CONSENTS WITHOUT TENDERING OUTSTANDING SHARES IN THE EXCHANGE OFFER OR TENDER OUTSTANDING SHARES IN THE EXCHANGE OFFER WITHOUT EXECUTING AND DELIVERING CONSENTS, OR THEY MAY ELECT TO EXECUTE AND DELIVER CONSENTS AND TENDER OUTSTANDING SHARES IN THE EXCHANGE OFFER. HOWEVER, THE EXCHANGE OFFER IS CONDITIONED UPON RECEIPT OF THE REQUISITE CONSENTS IN THE CONSENT SOLICITATION.

      NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE CONSENT SOLICITATION DOCUMENTS AND THE EXCHANGE OFFER DOCUMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEXTEL, THE CONSENT SOLICITATION AGENT, THE CONSENT INFORMATION AGENT OR THE EXCHANGE INFORMATION AGENT.

The date of this Statement is March 3, 2005, as amended on March 16, 2005.

      The Consent Solicitation and Exchange Offer are not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such Consent Solicitation or Exchange Offer under applicable securities or “blue sky” laws. The delivery of the Consent Solicitation Documents and the Exchange Offer Documents will not under any circumstances create any implication that the information contained herein or incorporated herein by reference is correct as of any time subsequent to their respective dates or, in the case of information incorporated therein by reference, subsequent to the date thereof, or that there has been no change in the information set forth therein or incorporated therein by reference or in any attachments thereto or in the affairs of Nextel or any of its subsidiaries or affiliates since the date thereof.

IMPORTANT INFORMATION

      Any Holder desiring to execute and deliver a consent pursuant to the Consent Solicitation or to tender Outstanding Shares pursuant to the Exchange Offer should either: (i) in the case of a beneficial owner whose Outstanding Shares are held in book-entry form, request such beneficial owner’s Custodian to effect the transaction for such beneficial owner, or (ii) in the case of a Holder who holds physical certificates evidencing such Outstanding Shares, complete and sign the accompanying Consent and/or Letter of Transmittal (or a facsimile thereof) in accordance with the instructions set forth therein, have the signature thereon guaranteed (if required by Instruction 2 of the Letter of Transmittal), and deliver the manually signed Consent and/or Letter of Transmittal (or a facsimile thereof), together with the certificates evidencing the Outstanding Shares (in the case of Holders tendering Outstanding Shares pursuant to the Exchange Offer) and any other required documents, to the Tabulation and Paying Agent (in the case of the Consent Solicitation) or the Exchange Agent (in the case of the Exchange Offer). Only Holders as of the Record Date of Outstanding Shares are entitled to execute and deliver Consents in the Consent Solicitation. A beneficial owner whose Outstanding Shares are registered in the name of a Custodian must contact such Custodian if such beneficial owner desires to execute and deliver Consents and to tender Outstanding Shares with respect to Preferred Stock so registered. See “The Consent Solicitation — Procedures for Delivering Consents” and “The Exchange Offer — Procedures for Tendering Outstanding Shares.”

      The Exchange Offer (but not the Consent Solicitation) is eligible for DTC’s Automated Exchange Offer Program (“ATOP”). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to deliver their Letters of Transmittal and transfer of their Outstanding Shares to the Exchange Agent in accordance with DTC’s ATOP procedures for such a transfer. DTC will then send an Agent’s Message (as defined herein) to the Exchange Agent. Holders desiring to tender their Outstanding Shares prior to the Exchange Offer Expiration Date should note that such Holders must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC.

      The method of delivery of the Consent and all other required documents to the Tabulation and Paying Agent in the Consent Solicitation is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested and that the mailing be made sufficiently in advance of the Consent Date to permit delivery to the Tabulation and Paying Agent prior to such date. No alternative, conditional or contingent deliveries of Consents will be accepted. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Tabulation and Paying Agent. This Consent should be sent only to the Tabulation and Paying Agent, not to Nextel, DTC, the Consent Information Agent, the Consent Solicitation Agent or any other person. Delivery of documents to DTC or any other such person does not constitute delivery to the Tabulation and Paying Agent.

AVAILABLE INFORMATION

      Nextel is currently subject to the periodic reporting requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. Such reports and other information filed with the Securities and Exchange Commission by Nextel may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, which may be contacted by telephone at 1 (800) SEC-0330. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at Judiciary

Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically at the Securities and Exchange Commission’s site on the World Wide Web located at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

      Nextel’s Annual Report on Form 10-K (the “10-K”) for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 15, 2005 is incorporated into this Statement by reference.

      All documents filed by Nextel pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as amended after the date of this Statement and prior to the expiration or termination of the Consent Solicitation or Exchange Offer, as applicable, will be deemed to be incorporated by reference into this Statement and to be a part hereof from the date of filing such documents (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed).

      Any statement contained in this Statement or incorporated herein by reference will be deemed to be modified or superseded to the extent that a statement contained in any documents and reports filed by Nextel pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Statement. Subject to the foregoing, all information appearing in this Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

      Nextel will provide without charge to each person to whom this Statement is delivered, upon the request of such person, a copy of any or all the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Investor Relations, Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, telephone: (703) 433-4300.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      A number of the statements made in this Statement are not historical or current facts, but deal with potential future circumstances and developments. They can be identified by the use of forward-looking words such as “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should” or “anticipates” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. Nextel cautions you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including technological uncertainty, financial variations, changes in the regulatory environment, industry growth and trend predictions. The operation and results of Nextel’s wireless communications business may be subject to the effect of other risks and uncertainties in addition to those outlined in the “Risk Factors” section and elsewhere in this document including, but not limited to:

•	the uncertainties related to Nextel’s proposed merger with Sprint;

•	the success of efforts to improve, and satisfactorily address any issues relating to, Nextel’s network performance, including any performance issues resulting from the realignment of the 800 MHz band that is contemplated by the Federal Communication Commission’s Report and Order, which is discussed in our 10-K;

•	the timely development and availability of new handsets with expanded applications and features,;

•	market acceptance of Nextel’s data service offerings, including Nextel’s Nextel Online services;

•	the timely delivery and successful implementation of new technologies deployed in connection with any future enhanced iDEN or next generation or other advanced services Nextel may offer;

•	no significant adverse change in Motorola’s ability or willingness to provide handsets and related equipment and software applications or to develop new technologies or features for Nextel, or to reimburse Nextel for its costs related to the A-GPS software design defect, or in Nextel’s relationship with Motorola;

•	the ability to achieve and maintain market penetration and average subscriber revenue levels sufficient to provide financial viability to Nextel’s network business;

v

•	Nextel’s ability to successfully scale its business and support operations in order to meet its goals for subscriber and revenue growth, in some circumstances in conjunction with third parties under Nextel’s outsourcing arrangements, Nextel’s billing, collection, customer care and similar back-office operations to keep pace with customer growth, increased system usage rates and growth in levels of accounts receivables being generated by Nextel’s customers;

•	the quality and price of similar or comparable wireless communications services offered or to be offered by Nextel’s competitors, including providers of cellular and personal communication services including, for example, two-way walkie-talkie services that have been introduced by several of Nextel’s competitors;

•	future legislation or regulatory actions relating to specialized mobile radio services, other wireless communications services or telecommunications generally;

•	the costs of compliance with regulatory mandates, particularly requirements related to the Federal Communication Commission’s Report and Order, which is discussed in our 10-K, and to deploy Phase II location-based E911 capabilities; and

•	access to sufficient debt or equity capital to meet any operating and financing needs.

      All forward-looking statements speak only as of the date of this Statement. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this Statement.

      Nextel does not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this Statement. Additionally, Nextel does not undertake any responsibility to update you on the occurrence of any unanticipated events that may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this Statement.

QUESTIONS AND ANSWERS ABOUT

THE CONSENT SOLICITATION AND THE EXCHANGE OFFER

      The following are some questions regarding the Consent Solicitation and Exchange Offer that you may have as a holder of the Preferred Stock and the answers to those questions. We urge you to read the entire Statement, including the section entitled “Risk Factors,” because the information in this section is only a summary and therefore is not complete. Additional important information is contained in the remainder of this Statement.

      All references to “we,” “our,” “ours” and “us” and similar terms are to Nextel Communications, Inc. and its subsidiaries, unless the context otherwise requires.

What is the purpose of the Consent Solicitation and the Exchange Offer?

      We are making the Consent Solicitation and the Exchange Offer to provide additional operational flexibility that is currently limited by the terms of the outstanding Preferred Stock. The amendments contemplated by the Consent Solicitation and the terms of the Exchange Shares to be issued in the Exchange Offer also give us the ability to redeem the outstanding Preferred Stock and the Exchange Shares at an earlier date than the terms of the outstanding Preferred Stock currently permits. An earlier redemption date allows us to simplify our present capital structure and our capital structure following our anticipated merger with Sprint. We currently intend to redeem all Outstanding Shares and Exchange Shares that have not been previously converted as soon as we may do so.

      In the event that we receive the Requisite Consents (consents from Holders of at least 66 2/3% of the Outstanding Shares) in the Consent Solicitation, the Exchange Offer allows holders of the Outstanding Shares to exchange their shares for Exchange Shares and therefore immediately realize the benefit of converting their Exchange Shares to common stock and to receive the special dividend of $30.00 per share without having to wait for the final approval of the Proposed Amendments by Nextel’s common stockholders.

What is the Consent Solicitation?

      We are soliciting Consents from holders as of the Record Date of our outstanding Preferred Stock (“Holders”) to amend the terms of the Preferred Stock and the related Existing Certificate to, among other things, (a) provide for a special dividend of $30.00 per share payable upon conversion, (b) change the notice period and accelerate the date on which the Preferred Stock may be redeemed by Nextel from December 23, 2005, to April 30, 2005, and (c) eliminate certain rights including, but not limited to (i) the right the Holders may have under certain circumstances to vote or consent to a merger or sale of substantially all of the assets of Nextel, (ii) the obligation of Nextel to deliver to Holders of the Preferred Stock financial information required pursuant to Forms 10-K, 10-Q and 8-K under the Exchange Act, and (iii) the requirement of Nextel to offer to purchase the Preferred Stock at December 23, 2005 and December 23, 2008. Holders of the Preferred Stock that deliver properly executed Consents prior the Consent Date will receive a Consent Payment of $15.00 per share upon the consummation of the Consent Solicitation, and the satisfaction of the other closing conditions described in the “The Consent Solicitation — Conditions to the Consent Solicitation.”

Are the concurrent Consent Solicitation and Exchange Offer conditioned upon each other?

      No. The Consent Solicitation is not conditioned upon successful completion of the Exchange Offer. However, the Exchange Offer is conditioned upon the receipt of the Requisite Consents in the Consent Solicitation.

What are the conditions to the consummation of the Consent Solicitation?

      The consummation of the Consent Solicitation is conditioned upon our receipt of the Requisite Consents and the satisfaction (unless waived in our reasonable discretion) of the other closing conditions described in “The Consent Solicitation — Conditions to the Consent Solicitation.”

      We may waive certain conditions to the Consent Solicitation. If any condition is not satisfied or waived, we will terminate the Consent Solicitation and will not pay the Consent Payment. For more information regarding the conditions to the Consent Solicitation, see “The Consent Solicitation — Conditions to the Consent Solicitation.”

Are we making a recommendation regarding whether you should execute and deliver Consents in the Consent Solicitation?

      Yes. Our board of directors has determined that the Proposed Amendments are advisable and in the best interest of our company and our stockholders and the board has recommended that our stockholders eligible to consent with respect to the Proposed Amendments and the amended and restated certificate of designation adopting the Proposed Amendments (the “Amended Certificate”) do so. However, you must make your own investment decision regarding whether or not to execute and deliver a Consent to the Proposed Amendments in the Consent Solicitation and you are urged to consult your own legal and tax advisors in connection with making the decision.

When will the Proposed Amendments become effective?

      We must receive the Requisite Consents in order for the Proposed Amendments to become effective. Amendments to provisions of Nextel’s certificate of incorporation, including the Proposed Amendments to the Existing Certificate, also require the affirmative vote of the holders of a majority of Nextel’s common stockholders. If we receive the Requisite Consents in the Consent Solicitation, we intend to submit the Amended Certificate reflecting the Proposed Amendments to our common stockholders for approval following consummation of the Consent Solicitation. If we obtain the required common stockholder approval, the Proposed Amendments would become effective upon the filing with the Secretary of State of the State of Delaware of the Amended Certificate, which is expected to occur promptly after receipt of the common stockholders’ approval. As noted above, the Exchange Offer is being made to provide the holders of Preferred Stock the opportunity to realize the benefits of the Proposed Amendments, including the special dividend, prior to the time that the Proposed Amendments become effective, which requires the approval of the Amended Certificate by the holders of Nextel’s common stock.

How do I deliver my Consent?

      Only a holder of Preferred Stock as of the Record Date may execute and deliver a Consent. If your shares of Preferred Stock are held through a Custodian, you must instruct your Custodian to execute and deliver a Consent on your behalf. In all cases, you (or a Custodian on your behalf) must execute the enclosed Consent and return it to the Tabulation and Paying Agent at the address or facsimile number on the back cover of this Statement prior to the Consent Date.

      The method of delivery of this Consent and all other required documents to the Tabulation and Paying Agent is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested and that the mailing be made sufficiently in advance of the Consent Date to permit delivery to the Tabulation and Paying Agent prior to such date. Delivery will be deemed made when actually received or confirmed by the Tabulation and Paying Agent. This Consent should be sent only to the Tabulation and Paying Agent, not to Nextel, DTC, the Consent Information Agent, the Consent Solicitation Agent or any other person. Delivery of documents to DTC or any other such person does not constitute delivery to the Tabulation and Paying Agent.

Do I have to deliver my Consent in the Consent Solicitation in order to tender my Outstanding Shares in the Exchange Offer?

      No. You do not have to deliver a Consent in order to tender your Outstanding Shares in the Exchange Offer. However, our obligation to accept Outstanding Shares tendered in the Exchange Offer is conditioned upon receipt of the Requisite Consents in the Consent Solicitation.

May I deliver a Consent for only a portion of the Preferred Stock that I hold?

      Yes. You do not have to deliver a Consent for all of your Preferred Stock to participate in the Consent Solicitation, but you will only be paid the $15.00 per share Consent Payment for those shares with respect to which you have delivered a Consent by the Consent Date (subject to the satisfaction or waiver of the additional conditions of the Consent Solicitation).

May I deliver a Consent to only some of the Proposed Amendments?

      No. If you execute and deliver a Consent, and want to receive the Consent Payment, you must consent to the Proposed Amendments in their entirety. No conditional Consents will be accepted.

What is the effect of a transfer of all or any portion of my Preferred Stock during the time when the Consent Solicitation is being made?

      If a person purchases Preferred Stock after the Record Date and the Holder of the purchased shares of Preferred Stock as of the Record Date previously delivered a Consent (or thereafter delivers a Consent) to the Proposed Amendments, such Consent will be accepted if it was (or is) validly submitted and will bind the purchaser of the Preferred Stock to which such Consent relates. However, if a person purchases Preferred Stock after the Record Date and the Holder of the purchased shares of Preferred Stock as of the Record Date had not previously delivered a Consent to the Proposed Amendment, a purchaser who desires to deliver a Consent must obtain a valid irrevocable proxy from the Holder as of the Record Date and submit a Consent on or prior to the Consent Date. In all events, only the Holder of the Preferred Stock as of the Record Date will be entitled to the Consent Payment, and then only if the Holder has validly and timely submitted a Consent. As a result, a person who purchases its Preferred Stock after the Record Date but prior to the Consent Date will therefore have to make its own arrangements with the seller of such Preferred Stock as to the allocation of all or any portion of the Consent Payment. Giving a Consent will not affect a Holder’s right to sell or transfer Preferred Stock. All valid Consents received, and not revoked, before the Consent Date will be effective even if there is a later transfer of the Preferred Stock to which such Consent relates.

What must I do if I want to revoke my Consent from the Consent Solicitation?

      You may properly revoke any Consent that you validly execute and deliver at any time prior to the Consent Date, which is 5:00 p.m., New York City time, on March 16, 2005, unless we extend it, by following the procedures described in this Statement. You may not revoke your consent after the Consent Date. See “The Consent Solicitation — Revocation of Consents.”

Will I receive any consideration for giving my Consents?

      If you validly execute and deliver your Consent prior to the Consent Date and do not revoke it and the conditions to the Consent Solicitation are satisfied or waived, you will receive a Consent Payment of $15.00 per share of Preferred Stock to which such Consent relates. The payment will be made promptly after consummation of the Consent Solicitation, regardless of whether or not the Amended Certificate is later approved by our common stockholders. In addition, the Proposed Amendments include a special dividend of $30.00 per share payable to any holder upon conversion of the holder’s shares.

If I decide not to deliver my Consents, how will the Consent Solicitation affect my shares of Preferred Stock?

      If you decide not to deliver a Consent with respect to all or a portion of your Preferred Stock and if we receive the Requisite Consents and the Amended Certificate is approved by our common stockholders, you will still be subject to and bound by the Proposed Amendments. In addition, if you decide not to deliver a Consent with respect to all or a portion of your Preferred Stock and we receive the Requisite Consents, you will not receive a Consent Payment for all or that portion of your Preferred Stock for which we did not receive a Consent.

When will the Consent Solicitation expire?

      The Consent Solicitation is currently scheduled to expire on March 16, 2005, however, we may extend the Consent Solicitation from time to time as necessary until all the conditions to the Consent Solicitation have been satisfied or, where permissible, waived.

How will I be notified if the Consent Solicitation is extended, amended or terminated?

      If the Consent Solicitation is extended, amended or terminated, we will promptly notify DTC and make a public announcement by issuing a press release, with the announcement in the case of an extension to be issued no later than

9:00 a.m., New York City time, on the first business day after the previously scheduled Consent Date. For more information regarding notification of extensions, termination or amendments, see “The Consent Solicitation — Record Date; Consent Date; Extension; Amendment; Termination.”

Under what circumstances can the Consent Solicitation be extended, amended or terminated?

      We expressly reserve the right to extend the Consent Solicitation for any reason or no reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the Consent Solicitation in any respect prior to the Consent Date. We reserve the right, in our sole and absolute discretion, to terminate the Consent Solicitation, at any time prior to the Consent Date, if any condition to the Consent Solicitation is not met. If the Consent Solicitation is terminated or if the Requisite Consents are not received, no Consent Payment will be paid. For more information regarding our right to extend, terminate or amend the Consent Solicitation, see “The Consent Solicitation — Record Date; Consent Date; Extension; Amendment; Termination.”

Who do I call if I have any questions on how to deliver my Consents or any other questions relating to the Consent Solicitation?

      Questions and requests for assistance may be directed to the Consent Solicitation Agent at its address and phone number set forth on the back cover of this Statement.

      Requests for additional copies of this Statement and the form of Consent may be directed to the Consent Information Agent at the address and phone number set forth on the back cover of this Statement or to us at Investor Relations, Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, telephone: (703) 433-4300.

What is the Exchange Offer?

      We are offering to exchange any and all outstanding shares of our Preferred Stock validly tendered and not withdrawn prior to the Exchange Offer Expiration Date, for an equal number of shares of our newly issued Series B Zero Coupon Convertible Preferred Stock Due 2013. The Exchange Offer is being made to provide the holders of Preferred Stock the opportunity to immediately realize the essential benefits of the Proposed Amendments, assuming the receipt of the Requisite Consents in the Consent Solicitation, including the right to receive the special dividend of $30.00 per share payable upon conversion, without having to wait for the final approval of the Proposed Amendments by Nextel’s common stockholders.

Is the Exchange Offer conditioned upon completion of the Consent Solicitation?

      The Exchange Offer is subject to the condition that we receive the Requisite Consents in the Consent Solicitation.

What are the maximum and minimum number of Outstanding Shares of Preferred Stock being sought in the Exchange Offer?

      We are offering to exchange one Exchange Share for each Outstanding Share. There are no minimum or maximum number of Outstanding Shares being sought in the Exchange Offer, but our acceptance of any Outstanding Shares in the Exchange Offer is subject to the condition, waivable by us in our reasonable discretion, that we receive the Requisite Consents in the Consent Solicitation and the satisfaction (unless waived by us in our reasonable discretion) the other conditions described in “The Exchange Offer — Conditions to the Exchange Offer.”

What will I receive in the Exchange Offer if I tender my shares of Preferred Stock and they are accepted?

      Holders of our Outstanding Shares will receive, for each Outstanding Share validly tendered and not properly withdrawn, one Exchange Share.

What are the terms of the Exchange Shares?

      The Exchange Shares are a new series of preferred stock to be issued by us in the Exchange Offer. The Exchange Shares will be substantially identical to the Preferred Stock, as proposed to be amended by the Proposed Amendments.

The Exchange Shares will have the right to receive the special dividend of $30.00 per share payable upon conversion. For a description of the terms of the Exchange Shares as compared to the Outstanding Shares, see “Comparison of Terms of the Preferred Stock.”

Will the Exchange Shares to be issued in the Exchange Offer be freely transferable?

      Generally, the Exchange Shares you receive in the Exchange Offer, and the common stock you may receive upon conversion of the Exchange Shares, will be subject to the same restrictions on transfer, if any, as the Outstanding Shares (and common stock into which Outstanding Shares are convertible) you tender in the Exchange Offer. If your Outstanding Shares are freely transferable, generally, the Exchange Shares you receive will be freely transferable. In addition, if you are an “affiliate” of ours within the meaning of the Securities Act, Exchange Shares that you receive in the Exchange Offer would not be freely transferable unless we agree to register them for resale under the Securities Act. We do not intend to list the Exchange Shares for trading on any national securities exchange or apply to have the Exchange Shares admitted for quotation on any automated quotation system.

Do I have to tender my Outstanding Shares in the Exchange Offer to deliver my Consent in the Consent Solicitation and receive the Consent Fee?

      No. You do not have to tender your Outstanding Shares in the Exchange Offer to deliver your Consent or receive the Consent Fee. However, in order to receive the benefits of the Exchange Offer, such as immediately realizing the benefits of the Proposed Amendments, including the right to receive the special dividend of $30.00 per share payable upon conversion, in the Consent Solicitation before they are approved by our shareholders, Holders must tender their Outstanding Shares prior to the Exchange Offer Expiration Date.

May I tender only a portion of the Outstanding Shares that I hold?

      Yes. You do not have to tender all of your Outstanding Shares to participate in the Exchange Offer, but with respect to any Outstanding Shares that you do not exchange, you will not be able to realize the benefits of the Proposed Amendments, including the right to receive the special dividend of $30.00 per share payable upon conversion, until the Amended Certificate is approved by our common stockholders.

How do I tender my Outstanding Shares?

      If your Outstanding Shares are held through a Custodian, you must instruct your Custodian to tender on your behalf. For Outstanding Shares held through DTC, the Exchange Agent must receive, prior to the Exchange Offer Expiration Date, a timely Agent’s Message through DTC’s ATOP system. If your Outstanding Shares are registered in your name, you must complete the enclosed Letter of Transmittal and return it (and your Outstanding Share certificates) to the Exchange Agent at the address on the back cover of this Statement prior to the Exchange Offer Expiration Date.

What must I do if I want to withdraw my Outstanding Shares from the Exchange Offer?

      You may properly withdraw any Outstanding Shares that you validly tender at any time prior to the Exchange Offer Expiration Date, which is 5:00 p.m., New York City time, on March 31, 2005, unless we extend it, by following the procedures described in this Statement. In addition, you may withdraw any Outstanding Shares that you tender that are not accepted by us after the expiration of 40 business days after the commencement of the Exchange Offer.

      If you hold your Outstanding Shares through a Custodian through the facilities of DTC, a withdrawal of your Outstanding Shares will be effective if you and your nominee comply with the appropriate procedures of DTC’s ATOP system prior to the Exchange Offer Expiration Date or if your Shares are not previously accepted by us, after the expiration of 40 business days after the commencement of the Exchange Offer.

      Any notice of withdrawal must identify the Outstanding Shares to be withdrawn, including, if held through DTC, the name and number of the account at DTC to be credited and otherwise comply with the procedures of DTC. If you have paper certificates for your Outstanding Shares which are registered in your name, to withdraw your Outstanding Shares from the Exchange Offer, you must send a written or facsimile transmission notice of withdrawal to the Exchange Agent at the appropriate address specified on the back cover of this Statement prior to the Exchange Offer Expiration Date or, if your Outstanding Shares are not previously accepted by us, after the expiration of 40 business days after the commencement of the Exchange Offer. Your notice of withdrawal must comply with the requirements set forth in this Statement.

When will I receive the Exchange Shares in exchange for my Outstanding Shares tendered in the Exchange Offer?

      If the Exchange Offer is not otherwise extended, amended or terminated, we will, on the first business day following the Exchange Offer Expiration Date, if all conditions to the Exchange Offer are satisfied or waived by us, in our reasonable discretion, accept for exchange all Outstanding Shares validly tendered and not properly withdrawn, at 9:00 a.m., New York City time (or as promptly as practicable thereafter), by notifying DTC and the Exchange Agent of our acceptance. We will then issue a press release announcing that fact, and the Exchange Shares will be issued promptly after the closing of the Exchange Offer.

Are we making a recommendation regarding whether you should tender in the Exchange Offer?

      No. None of our board of directors, the Exchange Information Agent, the Exchange Agent or any other person has made any recommendation to any Holder of Outstanding Shares as to whether you should tender shares into the Exchange Offer. You must make your own investment decision regarding the Exchange Offer.

What are the conditions to the closing of the Exchange Offer?

      The closing of the Exchange Offer is conditioned upon our receipt of the Requisite Consents in the Consent Solicitation (unless waived by us in our reasonable discretion) and the other closing conditions described in “The Exchange Offer — Conditions to the Exchange Offer.”

      We may waive certain conditions to this Exchange Offer. If any condition is not satisfied or waived, we will not accept and exchange any validly tendered Outstanding Shares. For more information regarding the conditions to the Exchange Offer, see “The Exchange Offer — Conditions to the Exchange Offer.”

If I decide not to tender my Outstanding Shares, how will the Exchange Offer affect my Outstanding Shares?

      If you decide not to tender your Outstanding Shares and we complete the Exchange Offer and thereby reduce the number of outstanding shares of Preferred Stock, the liquidity and possibly the market price of your Outstanding Shares may be adversely affected. In addition, because the Exchange Offer is conditioned on the receipt of the Requisite Consents in the Consent Solicitation, if we receive the Requisite Consents and our common stockholders approve the Proposed Amendments, even if you do not participate in the Exchange Offer, you will be subject to and bound by the Proposed Amendments.

When will the Exchange Offer expire?

      The Exchange Offer is currently scheduled to expire on March 31, 2005, however, we may extend the Exchange Offer from time to time as necessary until all the conditions to the Exchange Offer have been satisfied or, where permissible, waived.

How will I be notified if the Exchange Offer is extended, amended or terminated?

      If the Exchange Offer is extended, amended or terminated, we will promptly notify DTC and make a public announcement by issuing a press release, with the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Exchange Offer Expiration Date. For more information regarding notification of extensions, termination or amendments, see “The Exchange Offer — Exchange Offer Expiration Date; Extension; Amendment; Termination.”

Will I have to pay any fees or commissions for participating in the Exchange Offer?

      If you hold physical share certificates and you are the record owner of your Outstanding Shares and you tender your shares directly to the Exchange Agent, you will not have to pay any fees or commissions. If you hold your shares through a

Custodian, and your Custodian tenders the shares on your behalf, your Custodian may charge you a fee for doing so. You should consult your Custodian to determine whether any charges will apply.

Under what circumstances can the Exchange Offer be extended, amended or terminated?

      We expressly reserve the right to extend the Exchange Offer for any reason or no reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the Exchange Offer in any respect prior to the Exchange Offer Expiration Date. Further, we may be required by law to extend the Exchange Offer if we make a material change in the terms of the Exchange Offer or the information contained in this Statement or if we waive a material condition to the Exchange Offer. During any extension of the Exchange Offer, Outstanding Shares that were previously tendered and not validly withdrawn will remain subject to the Exchange Offer as amended. We reserve the right, in our sole and absolute discretion, to terminate the Exchange Offer, at any time prior to the expiration of the Exchange Offer, if any condition to the Exchange Offer is not met. If the Exchange Offer is terminated, no Outstanding Shares will be accepted for exchange, any Outstanding Shares that have been tendered will be returned to the holder promptly after the termination. For more information regarding our right to extend, terminate or amend the Exchange Offer, see “The Exchange Offer — Exchange Offer Expiration Date; Extension; Amendment; Termination.”

Who do I call if I have any questions on how to tender my Outstanding Shares or any other questions relating to the Exchange Offer?

      Questions and requests for assistance, as well as for additional copies of this Statement and the Letter of Transmittal, may be directed to the Exchange Information Agent at its contact details set forth on the back cover of this Statement.

      Questions relating to the tender of physical share certificates should be directed to the Exchange Agent at its contact details set forth on the back cover.

What are the federal income tax consequences of executing and delivering a Consent in the Consent Solicitation or participating in the Exchange Offer?

      Please see the section of this Statement entitled “Material United States Federal Income Tax Considerations” for a summary of some of the important tax consequences of delivering a Consent in the Consent Solicitation and/or of tendering your Outstanding Shares in the Exchange Offer. You should consult your own tax advisor for a full understanding of the tax consequences of participating in the Consent Solicitation and/or the Exchange Offer.

Where can I find more information about Nextel Communications, Inc.?

      You can find more information about Nextel Communications, Inc. from various sources described under “Documents Incorporated by Reference.”

SUMMARY

      The Consent Solicitation Documents and Exchange Offer Documents contain important information that should be read carefully before any decision is made with respect to the Consent Solicitation and/or the Exchange Offer. The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in the Consent Solicitation Documents and Exchange Offer Documents.

The Company

      Nextel is a leading provider of wireless communications services in the United States. Nextel provides a comprehensive suite of advanced wireless services that include: digital wireless mobile telephone service; Nextel Nationwide Direct ConnectSM walkie-talkie service; and a number of wireless data applications, including email, mobile messaging and Nextel Online® services, which provide wireless access to the Internet, an organization’s internal databases and other applications.

      Nextel’s principal executive and administrative facility is located at 2001 Edmund Halley Drive, Reston, Virginia 20191, and Nextel’s telephone number is (703) 433-4000. In addition, Nextel has sales and engineering offices throughout the country.

      Additional information regarding Nextel, its affiliates and its operations is included in the reports incorporated by reference in this Statement. See “Available Information” and “Documents Incorporated by Reference.”

Merger with Sprint

      On December 15, 2004, Nextel and Sprint entered into an agreement for a strategic merger with Sprint Corporation. The merger is intended to be a “merger of equals” and is expected to be completed in the second half of 2005. After the merger, the new company will be called Sprint Nextel.

      Under the terms of the merger agreement, shares of Sprint common stock will remain outstanding (and will be shares of common stock at the renamed company, Sprint Nextel) and each share of Nextel common stock will be converted into shares of common stock of Sprint Nextel and a small per share amount in cash, with a total value equal to 1.3 shares of Sprint Nextel common stock. The exact stock/cash allocation will be determined at closing of the merger in order to facilitate the spin-off of the new company’s local telecommunications business on a tax-free basis. The aggregate amount of the cash payment will not exceed $2.8 billion. All outstanding Nextel options will be converted into options to purchase an equivalent number of shares of Sprint Nextel common stock, adjusted based on a 1.3 per share exchange ratio.

      The Sprint Nextel Board of Directors will consist of 12 directors, six from each company, including two co-lead independent directors, one from Sprint and one from Nextel. Sprint Nextel will have its executive headquarters in Reston, Virginia, and its operational headquarters in Overland Park, Kansas. Gary D. Forsee, currently Chairman and Chief Executive Officer of Sprint, will become President and Chief Executive Officer of Sprint Nextel. Timothy M. Donahue, Nextel’s President and Chief Executive Officer, will become Chairman.

      The merger is expected to close in the second half of 2005 and is subject to stockholder and regulatory approvals, as well as other customary closing conditions. In some circumstances, holders of the outstanding Preferred Stock may have the right to vote on certain corporate matters, including whether to accept or reject the Sprint merger. As a result, there can be no assurances that the merger will be completed or as to the timing thereof. The merger agreement contains certain termination rights for each of Nextel and Sprint and further provides that, upon termination of the merger agreement under specified circumstances involving an alternative transaction, each party may be required to pay the other a termination fee of $1 billion.

THE CONSENT SOLICITATION

The Company	Nextel Communications, Inc.

The Preferred Stock	Zero Coupon Convertible Preferred Stock Due 2013

The Consent Solicitation	Nextel is soliciting Consents from the Holders of Preferred Stock to the Proposed Amendments. For a brief description of the Proposed Amendments, see “The Consent Solicitation — Proposed Amendments to the Existing Certificate.” See “The Consent Solicitation.”

Proposed Amendments	The Existing Certificate will be amended and restated to, among other things, (a) provide for a special dividend of $30.00 per share payable upon conversion, (b) change the notice period and accelerate the date on which the Preferred Stock may be redeemed by Nextel from December 23, 2005, to April 30, 2005, and (c) eliminate certain rights including, but not limited to (i) the right the Holders may have under certain circumstances to vote or consent to a merger or sale of substantially all of the assets of Nextel, (ii) the obligation of Nextel to deliver to Holders of the Preferred Stock financial information required pursuant to Forms 10-K, 10-Q and 8-K under the Exchange Act, and (iii) the requirement of Nextel to offer to purchase the Preferred Stock on December 23, 2005 and December 23, 2008.

Consent Payment	If the Requisite Consents are received, for each Consent validly executed and delivered (and not revoked) prior to the Consent Date, each Holder will be entitled to a Consent Payment in the amount of $15.00 per share to which such Consent relates. The Consent Payment will only be made if we receive the Requisite Consents and the other conditions of the Consent Solicitation are satisfied or waived. The payment will be made promptly after receiving the Requisite Consents, regardless of whether or not the Amended Certificate is approved by our common stockholders. In addition, the Proposed Amendments will include a special dividend of $30.00 payable upon conversion.

Record Date	February 28, 2005

Consent Date	The Consent Solicitation will expire at 5:00 p.m., New York City time, on Wednesday, March 16, 2005, unless extended by Nextel. The term “Consent Date” means such time and date or, if the Consent Solicitation is extended, the latest time and date to which the Consent Solicitation is so extended. See “The Consent Solicitation — Record Date; Consent Date; Extension; Amendment; Termination.”

Requisite Consents	The Proposed Amendments require the Consent of Holders of at least 66 2/3% of the Preferred Stock outstanding on the Record Date. See “The Consent Solicitation — Conditions of the Consent Solicitation.”

Conditions to the Consent Solicitation	Consummation of the Consent Solicitation is conditioned upon receipt of the Requisite Consents and satisfaction of the General Conditions (as defined below). The effectiveness of the Proposed Amendments is additionally subject to the approval of the Amended Certificate by Nextel’s common stockholders. However, the receipt of such approval is not a condition to the consummation of the Consent Solicitation or the payment of the Consent Payment. Nextel, in its reasonable discretion, reserves the right to waive any and all conditions to the extent that it may legally do so of the Consent Solicitation. See “The Consent Solicitation — Conditions of the Consent Solicitation.”

Revocation of Consents	Consents executed and delivered pursuant to the Consent Solicitation may be validly revoked by Holders on the Record Date at any time prior to the Consent Date by following the procedures described herein under the captions “The Consent Solicitation — Revocation of Consents.”

Amended Certificate	Nextel will promptly execute and file the Amended Certificate effecting the Proposed Amendments if the Requisite Consents have been obtained and approval by Nextel’s common stockholders has been received. In the event the Requisite Consents are not obtained or Nextel’s common stockholders do not approve the Amended Certificate, the Existing Certificate will remain in effect in its present form.

Material United States Federal Income Tax Considerations	For a discussion of the material United States federal income tax considerations applicable to the Consent Solicitation, see “Material United States Federal Income Tax Considerations.”

Risk Factors	For a discussion of risk factors relevant to the Consent Solicitation, see “Risk Factors.”

Solicitation Agent	Bear, Stearns & Co. Inc.

Information Agent	Georgeson Shareholder Communications, Inc.

Tabulation and Paying Agent	EquiServe, Inc.

Additional Documentation; Further Information; Assistance	Any questions or requests for assistance concerning the Consent Solicitation may be directed to the Consent Solicitation Agent at the address and telephone numbers set forth on the back cover of this Statement. Requests for additional copies of this Statement and the form of Consent may be directed to the Consent Information Agent at the address and telephone numbers set forth on the back cover of this Statement. Requests for copies of the Existing Certificate or the form of Amended Certificate may also be directed to the Consent Information Agent. Beneficial owners may also contact their Custodian or Nextel’s Investor Relations department for assistance concerning the Consent Solicitation.

THE EXCHANGE OFFER

The Company	Nextel Communications, Inc.

The Preferred Stock	Zero Coupon Convertible Preferred Stock Due 2013

The Exchange Offer	Nextel is offering to issue shares of its Series B Zero Coupon Convertible Preferred Stock Due 2013, upon the terms and subject to the conditions set forth in the Exchange Offer Documents, in exchange for any and all of its Outstanding Shares validly tendered and not validly withdrawn prior to the Exchange Offer Expiration Date. See “The Exchange Offer.”

Exchange Shares	For each Outstanding Share validly tendered and accepted for payment pursuant to the Exchange Offer, each Holder will be entitled to one share of Series B Zero Coupon Convertible Preferred Stock Due 2013.

Exchange Offer Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on Thursday, March 31, 2005, unless extended or earlier terminated by Nextel. The term “Exchange Offer Expiration Date” means such time and date or, if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended. See “The Exchange Offer — Exchange Offer Expiration Date; Extension; Amendment; Termination.”

Conditions to the Exchange Offer	Consummation of the Exchange Offer is conditioned upon the receipt of the Requisite Consents in the Consent Solicitation and satisfaction of the General Conditions. Nextel, in its reasonable discretion, reserves the right to waive any and all conditions of the Exchange Offer, to the extent it may legally do so, on or prior to the Exchange Offer Expiration Date. See “The Exchange Offer — Conditions of the Exchange Offer.”

Withdrawal of Tenders	Tenders of Outstanding Shares pursuant to the Exchange Offer may be validly withdrawn at any time prior to the Exchange Offer Expiration Date by following the procedures described herein under the captions “The Exchange Offer — Withdrawal of Tenders.” Tenders of Outstanding Shares may also be withdrawn if the Exchange Offer is terminated without any Outstanding Shares being accepted for exchange, see “The Exchange Offer — Withdrawal of Tenders.”

Material United States Federal Income Tax Considerations	For a discussion of the material United States federal income tax considerations applicable to the Exchange Offer, see “Material United States Federal Income Tax Considerations.”

Risk Factors	For a discussion of risk factors relevant to the Exchange Offer, see “Risk Factors.”

Information Agent	Georgeson Shareholder Communications, Inc.

Exchange Agent	EquiServe, Inc.

Additional Documentation; Further Information; Assistance	Any requests for assistance concerning the Exchange Offer and requests for additional copies of this Statement and the Letter of Transmittal may be directed to the Exchange Information Agent at the address and telephone numbers set forth on the back cover of this Statement. Beneficial owners may also contact their Custodian or Nextel’s Investor Relations department for assistance concerning the Exchange Offer.

RISK FACTORS

      You should carefully consider the risks and uncertainties described throughout this Statement, including those described below, before you decide whether to tender your Outstanding Shares or execute and deliver your Consents.

The Proposed Amendments may have a negative effect on unexchanged Outstanding Shares.

      If the Consent Solicitation is consummated and the Amended Certificate containing the Proposed Amendments becomes effective, Holders of Outstanding Shares that are not properly tendered for exchange pursuant to the Exchange Offer will no longer be entitled to the benefits of certain rights and certain other provisions currently contained in the Certificate after such provisions have been eliminated or amended by the Amended Certificate. The Proposed Amendments (a) change the notice period and accelerate the date on which the Preferred Stock may be redeemed by Nextel from December 23, 2005, to April 30, 2005, and (b) eliminate certain rights including, but not limited to (i) the right the Holders may have under certain circumstances to vote or consent to a merger or sale of substantially all of the assets of Nextel, (ii) the obligation of Nextel to deliver to Holders of the Preferred Stock financial information required pursuant to Forms 10-K, 10-Q and 8-K under the Exchange Act, and (iii) the requirement of Nextel to offer to purchase the Preferred Stock at December 23, 2005 and December 23, 2008. See “Annex A — The Proposed Amendments and Amended Certificate” and “Comparison of Terms of Preferred Stock” for a discussion of the changes. The elimination of the foregoing provisions, as well as the other proposed changes, would permit Nextel to take actions that could adversely affect the market price of the Outstanding Shares or otherwise be adverse to the interests of the Holders of the remaining Outstanding Shares. We currently intend to redeem all Outstanding Shares that have not been previously converted or otherwise exchanged as soon as we are allowed to do so.

If the Exchange Offer is completed there will be a more limited trading market for the remaining Preferred Stock.

      To the extent that shares of Preferred Stock are traded, prices for the Preferred Stock may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. In addition, quotations for securities that are not widely traded, such as the Preferred Stock, may differ from actual trading prices and should be viewed as approximations. Holders are urged to contact their brokers to obtain the best available information as to current prices. To the extent that some shares of Preferred Stock are tendered and accepted in the Exchange Offer, the trading market for the remaining Preferred Stock would become even more limited. An equity security with a smaller outstanding number available for trading (a smaller “float”) may command a lower price than would a comparable equity security with a greater float. Therefore, the market price for Preferred Stock not tendered or not exchanged may be affected adversely to the extent that the amount of Preferred Stock tendered pursuant to the Exchange Offer reduces the float of the remaining Preferred Stock. The reduced float of the Preferred Stock may also tend to make the trading price even more volatile. Holders of Outstanding Shares not tendered or not exchanged may attempt to obtain quotations for their Outstanding Shares from their brokers; however, there can be no assurance that any trading market will exist for the Preferred Stock following consummation of the Exchange Offer. The extent of the public market for the Preferred Stock following consummation of the Exchange Offer will depend upon, among other things, the remaining outstanding amount of Preferred Stock after the Exchange Offer, the number of Holders of such Preferred Stock remaining at such time and the interest in maintaining a market in the Preferred Stock on the part of securities firms and other factors. Nextel does not intend to create or sustain a market for any Preferred Stock that remains outstanding following consummation of the Exchange Offer.

There is currently no public market for the Exchange Shares and so it may be difficult to resell them.

      There is currently no public market for the Exchange Shares and Nextel does not intend to list them for trading on any national securities exchange or to apply to have them admitted for quotation on any automated quotation system. An active market for the Exchange Shares may not develop or be sustained after the Exchange Offer, which could affect your ability to sell your Exchange Shares or depress the market value of your Exchange Shares.

Fluctuations in the market price of Nextel’s common stock or in the liquidity of the market for Nextel’s common stock could affect the market price and liquidity for the Preferred Stock or Exchange Shares.

      The Preferred Stock and the Exchange Shares are convertible into Nextel’s common stock. The market price of Nextel’s common stock has historically fluctuated over a wide range. In addition, the stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price and liquidity of Nextel’s common stock may continue to fluctuate in the future and this could in turn create fluctuations in the market price and liquidity of the Preferred Stock and the Exchange Shares.

For additional risk factors relating to our business, see our periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this Statement.

THE CONSENT SOLICITATION

      The Consent Solicitation Documents contain important information that should be read carefully before any decision is made with respect to the Consent Solicitation, and you should also consult with your financial and legal advisers, as appropriate.

Introduction

      Nextel is soliciting, upon the terms and subject to the conditions set forth in the Consent Solicitation Documents, Consents to the Proposed Amendments. Upon receipt of the Requisite Consents and receipt of the approval of Nextel’s common stockholders, Nextel intends to file an amendment to the Existing Certificate with the Secretary of State of the State of Delaware (the “Secretary of State”) effecting the Proposed Amendments. Upon the terms and subject to the Consent Solicitation Documents, Nextel is offering to pay the Consent Payment to each Holder of the Preferred Stock, who validly executes and delivers (and does not validly revoke) its Consent to the Proposed Amendments prior to the Consent Date subject to the satisfaction or waiver of the conditions to the Consent Solicitation described below.

Consent Payment

      Nextel will make a Consent Payment in cash equal to $15.00 for each share of Preferred Stock held by a Holder on the Record Date with respect to which a Consent has been validly executed and delivered (and not validly revoked) to the Tabulation and Paying Agent prior to the Consent Date. If a Holder’s Consent either is not validly executed and delivered, or is validly revoked and not validly redelivered, prior to the Consent Date, subject to the satisfaction or waiver of the conditions to the Consent Solicitation described below, such Holder will not receive a Consent Payment, even though, assuming the Requisite Consents are obtained and the Amended Certificate is filed with the Secretary of State, the Proposed Amendments will be effective and operative as to any and all of such Holder’s Outstanding Shares whether or not a Consent with respect to such shares was received in the Consent Solicitation. See “— Proposed Amendments to the Certificate.”

      The Consent Payment will be paid promptly, provided the Requisite Consents are received and subject to the satisfaction or waiver of the conditions to the Consent Solicitation described below.

      Consents executed and delivered pursuant to the Consent Solicitation may be validly revoked at any time prior to the Consent Date by following the procedures described herein. Consents may not be revoked after the Consent Date. Nextel has reserved the right to extend, amend or terminate the Consent Solicitation. See “— Record Date; Consent Date; Extension; Amendment; Termination.”

Proposed Amendments to the Existing Certificate

      Nextel is soliciting the Consents of the Holders to the Proposed Amendments, the terms of which are set forth in Annex A. Copies of the Existing Certificate and the form of Amended Certificate are available upon request from the Consent Information Agent at the address and telephone numbers set forth on the back cover of this Exchange Offer.

      The Proposed Amendments, among other things, provide for a special dividend of $30.00 per share payable upon conversion, eliminate the right of the Holders to vote or consent to a merger or sale of substantially all of the assets of Nextel, eliminate the obligation of Nextel to deliver to Holders of the Preferred Stock financial information required pursuant to Forms 10-K, 10-Q and 8-K, eliminate the requirement of Nextel to offer to purchase the Preferred Stock at December 23, 2005, and December 23, 2008, and change the notice period and accelerate the date on which the Preferred Stock may be redeemed by Nextel from December 23, 2005, to April 30, 2005.

      The Proposed Amendments will be set forth in the Amended Certificate. The Amended Certificate is intended to be adopted and filed by Nextel upon receipt of the Requisite Consents and approval by Nextel’s common stockholders. The Proposed Amendments are being presented as one proposal. Consequently, the delivery of a Consent by a Holder is the delivery of a Consent to all of the Proposed Amendments, and a Consent purporting to consent to only some of the Proposed Amendments will not be valid. If the Amended Certificate is executed and the Proposed Amendments become operative, the Holders of all Outstanding Shares that are not exchanged will be bound thereby, even though they may not have consented to the Proposed Amendments. See “Risk Factors — The Proposed Amendments may have a negative effect on the unexchanged Outstanding Shares.”

Record Date; Consent Date; Extension; Amendment; Termination

      The record date for determining the Holders of the outstanding Preferred Stock entitled to execute and deliver Consents to the Proposed Amendments is 5:00 p.m., New York City time, on February 28, 2005. The Consent Solicitation will expire at 5:00 p.m., New York City time, on Wednesday March 16, 2005, unless extended or earlier terminated by Nextel. In the event the Consent Solicitation is extended, the term “Consent Date” with respect to such extended Consent Solicitation will mean the respective time and date on which the Consent Solicitation, as so extended, will expire. Nextel expressly reserves the right to extend the Consent Solicitation from time to time or for such period or periods as it may determine in its sole discretion by giving oral (to be confirmed in writing) or written notice of such extension to the Tabulation and Paying Agent and by making a public announcement by press release to the Dow Jones News Service at or prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled Consent Date. During any extension of the Consent Solicitation, all Consents validly executed and delivered to the Tabulation and Paying Agent and Paying Agent will remain effective unless validly revoked prior to such extended Consent Date.

      To the extent it is legally permitted to do so, Nextel expressly reserves the absolute right, in its sole discretion, at any time to (i) waive any condition to the Consent Solicitation, (ii) amend any of the terms of the Consent Solicitation, or (iii) modify the Consent Payment. If the Consent Solicitation is amended prior to the Consent Date in a manner determined by Nextel to constitute a material change to Holders of the Preferred Stock, Nextel will promptly give oral (to be confirmed in writing) or written notice of such amendment to the Tabulation and Paying Agent, disseminate additional Consent Solicitation materials and, if necessary, extend the Consent Solicitation for a period deemed by Nextel to be adequate to permit Holders of the Preferred Stock to deliver or revoke their Consents.

      Nextel expressly reserves the right, in its sole discretion, to terminate the Consent Solicitation for any reason, including, without limitation, if the conditions to the Consent Solicitation described herein are not satisfied. Any such termination will be followed promptly by public announcement thereof. In the event Nextel terminates the Consent Solicitation, it will give immediate notice thereof to the Tabulation and Paying Agent and the Consents previously executed and delivered pursuant to the Consent Solicitation will be of no further force and effect. In the event that the Consent Solicitation is withdrawn or otherwise not completed, the Consent Payment will not be paid or become payable. See “— Revocation of Consents” and “— Conditions of the Consent Solicitation.”

Delivery of Consents

      Only Holders as of the Record Date of outstanding Preferred Stock will be entitled to execute and deliver Consents. Any beneficial owner whose Preferred Stock is registered in the name of a Custodian or held through DTC and who wishes to deliver a Consent should contact such Custodian promptly and instruct such Custodian to execute and deliver Consents on such beneficial owner’s behalf.

      To be validly and timely delivered, a duly executed and completed Consent must be received by the Tabulation and Paying Agent on or before the Consent Date at the address (or by facsimile mail) set forth on the back cover of this statement. The method of delivery of the Consent and all other required documents to the Tabulation and Paying Agent is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested and that the mailing be made sufficiently in advance of the Consent Date to permit delivery to the Tabulation and Paying Agent prior to such date. No alternative, conditional or contingent deliveries of Consents will be accepted. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Tabulation and Paying Agent. This Consent should be sent only to the Tabulation and Paying Agent, not to Nextel, DTC, the Consent Information Agent, the Consent Solicitation Agent or any other person. Delivery of documents to DTC or any other such person does not constitute delivery to the Tabulation and Paying Agent.

      If your delivered Consent is executed and dated but not marked with respect to the Proposed Amendments, you will be deemed to have consented to the Proposed Amendments.

      Custodians and other nominees who hold Preferred Stock on behalf of beneficial owners are precluded from exercising their discretion with respect to executing and delivering Consents to the Proposed Amendments. Thus, absent specific instructions from the beneficial owner of such Preferred Stock, Custodians and other nominees will not be able to execute and deliver Consents with respect to such Preferred Stock for the approval of the Proposed Amendments, which will have the same effect as withholding Consents to the Proposed Amendments. As a result, with respect to such Preferred Stock, Holders of such Preferred Stock will not be entitled to receive the Consent Payment of $15.00 per share.

Other Matters Regarding Delivery of Consents

      Under no circumstances will interest be paid on the Consent Payment, regardless of any delay in making such payment.

      Deliveries of Consents pursuant to any of the procedures described above, and acceptance thereof by Nextel, will constitute a binding agreement between Nextel and the consenting Holder of such Preferred Stock, upon the terms and subject to the conditions of the Consent Solicitation.

      By executing the Consent as set forth above, a tendering Holder delivers such Holder’s Consent to the Proposed Amendments and irrevocably constitutes and appoints the Tabulation and Paying Agent as the true and lawful agent and attorney-in-fact of such Holder with respect to any such Consents, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) receive funds from Nextel, as agent for the tendering Holders, for the Consent Payment and (b) deliver to Nextel the Consent as evidence of the Holder’s consent to the Proposed Amendments and as certification that Consents to and the Proposed Amendments duly executed by Holders have been received, all in accordance with the terms and conditions of the Consent Solicitation.

      All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all deliveries of Consents will be determined by Nextel, in its sole discretion, the determination of which will be final and binding. Alternative, conditional or contingent tenders of deliveries of Consents will not be considered valid. Nextel reserves the absolute right, in its sole discretion, to reject any or all deliveries of Consents that are not in proper form or the acceptance of which, in Nextel’s opinion, would be unlawful. Nextel also reserves the right to waive any defects, irregularities or conditions of delivery as to Consents.

      Nextel’s interpretation of the terms and conditions of the Consent Solicitation (including the instructions in the Consent) will be final and binding.

      Any defect or irregularity in connection with deliveries of Consents must be cured within such time as Nextel determines, unless waived by Nextel. Deliveries of Consents will not be deemed to have been made until all defects and irregularities have been waived by Nextel or cured. None of Nextel, the Consent Information Agent, the Consent Solicitation Agent, the Tabulation and Paying Agent, or any other person will be under any duty to give notice of any defects or irregularities in deliveries of Consents or will incur any liability to Holders for failure to give any such notice.

Payments for Consents

      Nextel will make the Consent Payment for Consents executed and delivered prior to the Consent Date in the Consent Solicitation by depositing the Consent Payment with the Tabulation and Paying Agent. The Tabulation and Paying Agent will act as agent for the consenting Holders for the purpose of receiving the Consent Payment and transmitting the Consent Payment to such Holders.

Effect of Transfers

      If a person purchases Preferred Stock after the Record Date and the Holder of the purchased shares of Preferred Stock as of the Record Date previously delivered a Consent (or thereafter delivers a Consent) to the Proposed Amendments, such Consent will be accepted if it was (or is) validly submitted and will bind the purchaser of the Preferred Stock to which such Consent relates. However, if a person purchases Preferred Stock after the Record Date and the Holder of the purchased shares of Preferred Stock as of the Record Date had not previously delivered a Consent to the Proposed Amendment, a purchaser who desires to deliver a Consent must obtain a valid irrevocable proxy from the Holder as of the Record Date and submit a Consent on or prior to the Consent Date. In all events, only the Holder of the Preferred Stock as of the Record Date will be entitled to the Consent Payment, and then only if the Holder has validly and timely submitted a Consent. As a result, a person who purchases its Preferred Stock after the Record Date but prior to the Consent Date will therefore have to make its own arrangements with the seller of such Preferred Stock as to the allocation of all or any portion of the Consent Payment.

      Executing and delivering a Consent will not affect a Holder’s right to sell or transfer Preferred Stock. All valid Consents received, and not revoked, before the Consent Date will be effective even if there is a later transfer of the Preferred Stock to which such Consent relates.

Revocation of Consents

      Consents may be revoked at any time prior to the Consent Date, but may not be revoked after the Consent Date unless such date is extended. A revocation of any Consent from the Consent Solicitation will not, of itself, constitute a withdrawal of any Outstanding Shares tendered in the Exchange Offer with respect to such Outstanding Shares.

      Any Holder who has executed and delivered a Consent, or who succeeds to ownership of Outstanding Shares in respect of which a Consent has previously been delivered, may validly revoke such Consent prior to the Consent Date by delivering a properly completed written revocation in accordance with the following procedures. All properly completed and executed Consents that are received by the Tabulation and Paying Agent will be counted as Consents with respect to the Proposed Amendments, unless the Tabulation and Paying Agent receives a written revocation prior to the Consent Date. In order to be valid, a revocation of Consent must contain the name of the person who delivered the Consent and the description of the Outstanding Shares to which it relates, and the number of such Outstanding Shares. The revocation of a Consent must be signed by the Holder thereof in the same manner as the original signature on the Consent or be accompanied by evidence satisfactory to Nextel and the Tabulation and Paying Agent that the person revoking the Consent has the legal authority to revoke such Consent on behalf of the Holder. To be effective, a revocation of Consent must be received prior to the Consent Date by the Tabulation and Paying Agent, at the address (or by facsimile) set forth on the back cover of this Statement. A purported revocation that lacks any of the required information or is dispatched to an improper address will not validly revoke a Consent previously given.

      All questions as to the form and validity (including time of receipt) of any revocation of a Consent will be determined by Nextel, in its sole discretion, which determination will be final and binding. None of Nextel, the Tabulation and Paying Agent, the Consent Information Agent, the Consent Solicitation Agent or any other person will be under any duty to give notification of any defect or irregularity in any revocation of a Consent or incur any liability for failure to give any such notification.

Conditions of the Consent Solicitation

      Notwithstanding any other provision of the Consent Solicitation, Nextel will not be required to pay the Consent Payment in connection with the Consent Solicitation and may terminate, extend or amend the Consent Solicitation if on or prior to the Consent Date (i) Nextel has not received the Requisite Consents and (ii) the General Conditions as set forth below have not been satisfied or waived.

      For purposes of the foregoing provision, all the “General Conditions” will be deemed to be satisfied on the Consent Date, unless any of the following conditions will occur on or after the date of this Statement and on or prior to the Consent Date:

(i) There will have been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Consent Solicitation, that is, or is reasonably likely to be, in the reasonable judgment of Nextel, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of Nextel, its subsidiaries or its affiliates or which would or might, in the reasonable judgment of Nextel, prohibit, prevent, restrict or delay consummation of the Consent Solicitation;

(ii) There will have occurred any development which would, in the reasonable judgment of Nextel, materially adversely affect the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of Nextel, its subsidiaries or its affiliates;

(iii) An order, statute, rule, regulation, executive order, stay, decree, judgment or injunction will have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality (collectively, a “Legal Event”) that, in the reasonable judgment of Nextel, would or might prohibit, prevent, restrict or delay consummation of the Consent Solicitation; and

(iv) There will have occurred (a) any general suspension of, or limitation on prices for, trading in the United States securities or financial markets, (b) any significant change in the price of the Preferred Stock or Nextel’s common stock which is adverse to Nextel or any of its affiliates, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of Nextel, might affect the extension of credit by banks or other lending institutions, (e) a material impairment in the trading market for securities similar to the Preferred Stock, (f) there is (1) an outbreak or escalation of hostilities or acts of terrorism involving the United States or declaration of a national emergency or war by the United States or (2) any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (1) or (2), in Nextel’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Consent Solicitation, or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

      The conditions to the Consent Solicitation are for the sole benefit of Nextel and may be asserted by Nextel in its reasonable discretion regardless of the circumstances giving rise to such conditions or may be waived by Nextel, in whole or in part, in its reasonable discretion, whether or not any other condition of the Consent Solicitation also is waived. Nextel has not made a decision as to what circumstances would lead it to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by Nextel concerning the events described in this section will be final and binding upon all Holders.

Consent Solicitation Agent; Consent Information Agent; Tabulation and Paying Agent

      Nextel has retained Bear Stearns to act as the exclusive Consent Solicitation Agent for the Consent Solicitation. In its capacity as Consent Solicitation Agent, Bear Stearns may contact Holders regarding the Consent Solicitation and may request Custodians to forward the Consent Solicitation Documents and related materials to beneficial owners of Shares.

      Nextel has agreed to pay Bear Stearns customary fees and to reimburse Bear Stearns for its reasonable out-of-pocket expenses for its services as Consent Solicitation Agent in connection with the Consent Solicitation. Nextel has also agreed to indemnify Bear Stearns and its affiliates against certain liabilities under federal or state law or otherwise caused by, relating to or arising out of the Consent Solicitation.

      At any given time, Bear Stearns may trade in shares of the Preferred Stock or other securities of Nextel for Bear Stearns’s own account, or for the accounts of its customers and, accordingly, may hold a long or short position in the Preferred Stock or those securities.

      Georgeson Shareholder Communications, Inc. has been appointed the Consent Information Agent with respect to the Consent Solicitation. Nextel will pay the Consent Information Agent customary fees for its services and reimburse the Consent Information Agent for its reasonable out-of-pocket expenses in connection therewith. Nextel has also agreed to indemnify the Consent Information Agent for certain liabilities. Requests for additional copies of documentation may be directed to the Consent Information Agent at the address and telephone numbers set forth on the back cover of this Statement.

      EquiServe, Inc. has been appointed the Tabulation and Paying Agent for the Consent Solicitation. All deliveries and correspondence sent to the Tabulation and Paying Agent should be directed to the address or facsimile number set forth on the back cover of this Statement. Nextel will pay the Tabulation and Paying Agent customary fees for its services and reimburse the Tabulation and Paying Agent for its reasonable out-of-pocket expenses in connection therewith. Nextel has also agreed to indemnify the Tabulation and Paying Agent for certain liabilities.

      In connection with the Consent Solicitation, directors and officers of Nextel and its respective affiliates may solicit Consents by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods. Nextel will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Consent Solicitation Documents and related documents to the beneficial owners of the Shares and in handling or forwarding deliveries of accompanying Consents by their customers.

Fees and Expenses

      Assuming Consents with respect to all outstanding shares of Preferred Stock are validly and timely delivered, the total amount of funds required to make Consent Payments with respect to such Consents, and to pay all fees and expenses in connection with the Consent Solicitation is expected to be approximately $4.5 million. Nextel expects to obtain these funds from available cash.

THE EXCHANGE OFFER

      The Exchange Offer Documents contain important information that should be read carefully before any decision is made with respect to the Exchange Offer, and you should also consult with your financial and legal advisers, as appropriate.

Introduction

      Nextel hereby offers, upon the terms and subject to the conditions set forth in the Exchange Offer Documents, to exchange newly issued Exchange Shares for any and all of the Outstanding Shares that are validly tendered (and not validly withdrawn) to the Exchange Agent.

Exchange Offer

      For each Outstanding Share validly tendered and accepted for exchange pursuant to the Exchange Offer, the Holder will receive an Exchange Share promptly after the Exchange Offer Expiration Date for each Outstanding Shares validly tendered and accepted for exchange. The exchange will be made by the delivery of Exchange Shares by Nextel to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Shares from Nextel and transmitting the Exchange Shares to Holders.

Description of Exchange Shares

      Exchange Shares will have terms substantially identical to the terms that the Preferred Stock would have if and when the Amended Certificate becomes effective, including a special dividend of $30.00 payable upon conversion. See “Annex A — The Proposed Amendments and Amended Certificate” and “Comparison of Terms of Preferred Stock.”

Exchange Offer Expiration Date; Extension; Amendment; Termination

      The Exchange Offer will expire at 5:00 p.m., New York City time, on Thursday, March 31, 2005, unless extended or earlier terminated by Nextel. In the event the Exchange Offer is extended, the term “Exchange Offer Expiration Date” with respect to such extended Exchange Offer will mean the respective time and date on which the Exchange Offer, as so extended, will expire. Nextel expressly reserves the right to extend the Exchange Offer from time to time or for such period or periods as it may determine in its sole discretion by giving oral (to be confirmed in writing) or written notice of such extension to the Exchange Agent and by making a public announcement by press release to the Dow Jones News Service at or prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled Exchange Offer Expiration Date. During any extension of the Exchange Offer, all Outstanding Shares previously tendered and not accepted for exchange will remain subject to the Exchange Offer and may, subject to the terms and conditions of the Exchange Offer, be accepted for exchange by Nextel.

      To the extent it is legally permitted to do so, Nextel expressly reserves the absolute right, in its sole discretion, at any time to (i) waive any condition to the Exchange Offer, (ii) amend any of the terms of the Exchange Offer, or (iii) modify the terms of the Exchange Shares. Any waiver or amendment to the Exchange Offer will apply to all Outstanding Shares tendered pursuant to the Exchange Offer. If Nextel makes a material change in the terms of the Exchange Offer or waives a material condition of the Exchange Offer, Nextel will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the Exchange Agent and will disseminate additional Exchange Offer Documents and will extend the Exchange Offer to the extent required by law.

      Nextel expressly reserves the right, in its sole discretion, to terminate the Exchange Offer for any reason, including, without limitation, that if the conditions to the Exchange Offer described herein are not satisfied. Any such termination will be followed promptly by public announcement thereof. In the event Nextel terminates the Exchange Offer, it will give immediate notice thereof to the Exchange Agent, and all Outstanding Shares theretofore tendered and not accepted for payment will be returned promptly to the tendering Holders thereof. In the event that the Exchange Offer is withdrawn or otherwise not completed, the Exchange Shares will not be exchanged. See “— Withdrawal of Tenders” and “— Conditions of the Exchange Offer.”

Tender of Outstanding Shares Held Through Custodians

      Any beneficial owner whose Outstanding Shares are registered in the name of a Custodian or held through DTC and who wishes to tender its Outstanding Shares should contact such Custodian promptly and instruct such Custodian to tender its Outstanding Shares on such beneficial owner’s behalf.

      Custodians or other nominees who hold Outstanding Shares on behalf of beneficial owners are precluded from exercising their discretion with respect to tender of Outstanding Shares in the Exchange Offer. Custodians and other nominees will not be able to tender Outstanding Shares in the Exchange Offer absent specific instructions from the beneficial owner.

Tender of Outstanding Shares Held Through DTC

      The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer their Outstanding Shares to the Exchange Agent in accordance with DTC’s ATOP procedures for such a transfer. DTC will then send an Agent’s Message to the Exchange Agent.

      The term “Agent’s Message” means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgement from the DTC participant tendering Outstanding Shares that are the subject of such Book-Entry Confirmation that such DTC participant has received and agrees to be bound by the terms of the Exchange Offer as set forth in this Statement and the Letter of Transmittal and that Nextel may enforce such agreement against such participant. Holders desiring to tender their Outstanding Shares prior the Exchange Offer Expiration Date through ATOP should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC prior to such respective date.

Tender of Outstanding Shares held in Physical Form

      For a Holder to validly tender its Outstanding Shares held in physical form pursuant to the Exchange Offer, the certificates for the tendered Outstanding Shares, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by the instructions to the Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the back cover of this Exchange Offer and Consent Solicitation prior to or the Exchange Offer Expiration Date.

      The Letter of Transmittal and Outstanding Shares should be sent only to the Exchange Agent, and not to Nextel, the Exchange Agent Trust Company (unless such Holder is availing itself to the ATOP system), or any other person.

      The method of delivery of Outstanding Shares, the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder tendering Outstanding Shares and delivering Consents. Delivery of such documents will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Exchange Offer Expiration Date to permit delivery to the Exchange Agent prior to such respective date. No alternative, conditional or contingent tenders of Outstanding Shares will be accepted.

Additional Tender Procedures for the Exchange Offer

      Signature Guarantees. Signatures on the Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless (i) the Letter of Transmittal is signed by the Holder of the Outstanding Shares tendered therewith and the Exchange Shares or if any Outstanding Shares not tendered or not accepted for exchange are to be issued directly to such Holder and neither the “Special Payment Instructions” box nor the “Special Delivery Instructions” box on the Letter of Transmittal has been completed or (ii) such Outstanding Shares are tendered for the account of an Eligible Institution.

      Book-Entry Transfer. The Exchange Agent will seek to establish a new account or utilize an existing account with respect to the Outstanding Shares at the Exchange Agent Trust Company (“DTC”) promptly after the date of this Exchange Offer (to the extent such arrangements have not been made previously by the Exchange Agent), and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of the Outstanding Shares may make book-entry delivery of Outstanding Shares by causing DTC to transfer such Outstanding Shares into the Exchange Agent’s account in accordance with DTC’s procedures for such transfer. The confirmation of a book-entry transfer of Outstanding Shares into the Exchange Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the Exchange Agent.

Other Matters Regarding Tendering Outstanding Shares

      Notwithstanding any other provision hereof, payment for Outstanding Shares accepted for payment pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for, or a timely Book-Entry Confirmation with respect to, such Outstanding Shares, (ii) a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and (iii) any other documents required by the Letter of Transmittal.

      Tenders of Outstanding Shares pursuant to any of the procedures described above, and acceptance thereof by Nextel for exchange, will constitute a binding agreement between Nextel and the tendering and consenting Holder of such Outstanding Shares, upon the terms and subject to the conditions of the Exchange Offer.

      By executing the Letter of Transmittal as set forth above (or by tendering Outstanding Shares through book-entry transfer), and subject to and effective upon acceptance for exchange of, and payment for, the Outstanding Shares tendered therewith, a tendering Holder (i) irrevocably sells, assigns and transfers to or upon the order of Nextel all right, title and interest in and to all the Outstanding Shares tendered thereby, (ii) waives any and all other rights with respect to the Outstanding Shares (including, without limitation, the tendering Holder’s waiver of any existing or past defaults and their consequences in respect of the Outstanding Shares and the Certificate under which the Outstanding Shares were issued), (iii) releases and discharges Nextel from any and all claims such Holder may have now, or may have in the future, arising out of, or related to, the Outstanding Shares, including without limitation any claims that such Holder is entitled to receive additional dividends or other distributions with respect to the Outstanding Shares (including with respect to conversion and the liquidation preference relating thereto) or to participate in any redemption, or offer to purchase, of the Outstanding Shares, and (iv) irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of such Holder with respect to any such tendered Outstanding Shares, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Outstanding Shares, or transfer ownership of such Outstanding Shares on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to Nextel, (b) present such Outstanding Shares for transfer on the relevant security register, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Outstanding Shares (except that the Exchange Agent will have no rights to, or control over or liability for, funds from Nextel, except as agent for the tendering Holders, for the Exchange Shares).

      All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Outstanding Shares will be determined by Nextel, in its sole discretion, the determination of which will be final and binding. Alternative, conditional or contingent tenders of Outstanding Shares will not be considered valid. Nextel reserves the absolute right, in its sole discretion, to reject any or all tenders of Outstanding Shares that are not in proper form or the acceptance of which, in Nextel’s opinion, would be unlawful. Nextel also reserves the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Shares or as to delivery as to accompanying Letters of Transmittal.

      Nextel’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding.

      Any defect or irregularity in connection with tenders of Outstanding Shares must be cured within such time as Nextel determines, unless waived by Nextel. Tenders of Outstanding Shares will not be deemed to have been made until all defects and irregularities have been waived by Nextel or cured. None of Nextel, the Exchange Agent, the Exchange

Information Agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Outstanding Shares and accompanying deliveries of Letters of Transmittal or will incur any liability to Holders for failure to give any such notice.

Acceptance of Outstanding Shares for Exchange

      Upon the terms and subject to the conditions of the Exchange Offer, Nextel will accept, no later than the Exchange Offer Expiration Date, for exchange all Outstanding Shares validly tendered pursuant to the Exchange Offer (or defectively tendered, if such defect has been waived by Nextel) and not validly withdrawn upon the satisfaction or waiver of the conditions to the Exchange Offer specified herein under “— Conditions of the Exchange Offer.” Nextel reserves the right to accept for exchange and exchange all Outstanding Shares validly tendered on or prior to the Exchange Offer Expiration Date and to keep the Exchange Offer open or extend the Exchange Offer Expiration Date to a later date and time announced by Nextel. Nextel will promptly exchange for all Outstanding Shares accepted for exchange.

      Nextel expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Outstanding Shares tendered under the Exchange Offer (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of a tender offer), or to terminate the Exchange Offer and not accept for exchange any Outstanding Shares not theretofore accepted for exchange, if any of the conditions set forth under “— Conditions of the Exchange Offer” are not satisfied or waived by Nextel or in order to comply in whole or in part with any applicable law. In all cases, delivery of Exchange Shares in exchange for Outstanding Shares accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates representing the Outstanding Shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal related thereto (or a facsimile thereof or satisfaction of DTC’s ATOP procedures) and any other documents required thereby.

      For purposes of the Exchange Offer, Nextel will be deemed to have accepted for exchange validly tendered Outstanding Shares (or defectively tendered Outstanding Shares, if such defect has been waived by Nextel) if, as and when Nextel gives oral (confirmed in writing) or written notice thereof to the Exchange Agent. Issuance of Exchange Shares for Outstanding Shares accepted for exchange in the Exchange Offer will be made by Nextel by depositing the Exchange Shares with the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Shares and transmitting the Exchange Shares to such Holders. Upon the terms and subject to the conditions of the Exchange Offer, delivery by the Exchange Agent of the Exchange Shares will be made promptly for Outstanding Shares that have been validly tendered and not validly withdrawn prior to the Exchange Offer Expiration Date.

      If, for any reason, acceptance for exchange of validly tendered Outstanding Shares pursuant to the Exchange Offer is delayed or Nextel is unable to accept for exchange validly tendered Outstanding Shares pursuant to the Exchange Offer, then the Exchange Agent may, nevertheless, on behalf of Nextel, retain tendered Outstanding Shares, without prejudice to the rights of Nextel described under “— Record Date; Exchange Offer Expiration Date; Extension; Amendment; Termination,” “— Conditions of the Exchange Offer” and “— Withdrawal of Tenders” (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of a tender offer).

      If any tendered Outstanding Shares are not accepted for exchange for any reason pursuant to the terms and conditions of the Exchange Offer, or if certificates are submitted evidencing more Outstanding Shares than those which are tendered, certificates evidencing unexchanged Outstanding Shares will be returned, without expense, to the tendering Holder, unless otherwise requested by such Holder under “Special Delivery Instructions” in the Letter of Transmittal (or, in the case of any Outstanding Shares tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the procedures set forth under the caption “— Procedures for Tendering Outstanding Shares,” such Outstanding Shares will be credited to the account maintained at DTC from which such Outstanding Shares were delivered), promptly following the Exchange Offer Expiration Date or the termination of the Exchange Offer.

      Tendering Holders of Outstanding Shares exchanged in the Exchange Offer will not be obligated to pay brokerage commissions, fees or transfer taxes with respect to the exchange of their Outstanding Shares unless the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal has been completed, as described in the instructions thereto. Nextel will pay all other charges and expenses in connection with the Exchange Offer. See “— Exchange Information Agent; Exchange Agent” and “Miscellaneous.”

Withdrawal of Tenders

      Tenders of Outstanding Shares may be withdrawn at any time prior to the Exchange Offer Expiration Date, but may not be withdrawn after the Exchange Offer Expiration Date. Because the Consent Solicitation and Exchange Offer are independent of each other, a withdrawal of any Outstanding Shares from the Exchange Offer will not, of itself, constitute a revocation of any Consents delivered in the Consent Solicitation with respect to such Outstanding Shares.

      Holders who wish to exercise their right of withdrawal with respect to the Exchange Offer must give written notice of withdrawal by mail, hand delivery or manually signed facsimile transmission, or a properly transmitted “Request Message” through ATOP, which notice must be received by the Exchange Agent at the address set forth on the back cover of this Exchange Offer (or, in the case of Outstanding Shares tendered by book-entry transfer, through ATOP) prior to the Exchange Offer Expiration Date or at such other permissible times as are described herein. In order to be valid, a notice of withdrawal must specify the name of the person who deposited the Outstanding Shares to be withdrawn (the “Depositor”), the name in which the Outstanding Shares are registered (or, if tendered by book-entry transfer, the name of the participant in DTC whose name appears on the security position listing as the owner of such Outstanding Shares), if different from that of the Depositor, and the principal amount of Outstanding Shares to be withdrawn. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such Outstanding Shares) to the Exchange Agent, the name of the Holder and the certificate number or numbers relating to such Outstanding Shares withdrawn must also be furnished to the Exchange Agent as aforesaid prior to the physical release of the certificates for the withdrawn Outstanding Shares (or, in the case of Outstanding Shares transferred by book-entry transfer, the name and number of the account at DTC to be credited with withdrawn Outstanding Shares). The notice of withdrawal (other than a notice transmitted through ATOP) must be signed by the Holder in the same manner as the Letter of Transmittal (including, in any case, any required signature guarantees), or be accompanied by evidence satisfactory to Nextel and the Exchange Agent that the person withdrawing the tender has the legal authority to withdraw such tender on behalf of the Holder. Holders may not rescind withdrawals of tendered Outstanding Shares. However, validly withdrawn Outstanding Shares may be retendered by following the procedures therefor described elsewhere in this Exchange Offer at any time prior to the Exchange Offer Expiration Date.

      All questions as to the form and validity (including time of receipt) of any withdrawal of tender will be determined by Nextel, in its sole discretion, which determination will be final and binding. None of Nextel, the Exchange Agent, the Exchange Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any withdrawal of tender or incur any liability for failure to give any such notification.

      If Nextel is delayed in its acceptance for exchange of the Outstanding Shares or is unable to exchange the Outstanding Shares for the Exchange Shares pursuant to the Exchange Offer for any reason, then, without prejudice to Nextel’s rights hereunder, tendered Outstanding Shares may be retained by the Exchange Agent on behalf of Nextel (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of a tender offer).

Conditions of the Exchange Offer

      Notwithstanding any other provision of the Exchange Offer, Nextel will not be required to exchange the Outstanding Shares for the Exchange Shares in connection with the Exchange Offer and may terminate, extend or amend the Exchange Offer if on or prior to the Exchange Offer Expiration Date (i) Nextel has not received the Requisite Consents in the Consent Solicitation and (ii) the General Conditions as set forth below have not been satisfied or waived.

      For purposes of the foregoing provision, all the “General Conditions” will be deemed to be satisfied on the Exchange Offer Expiration Date, unless any of the following conditions will occur on or after the date of this Statement and on or prior to the Exchange Offer Expiration Date:

(i) There will have been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Exchange Offer, that is, or is reasonably likely to be, in the reasonable judgment of Nextel, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of Nextel, its subsidiaries or its affiliates or which would or might, in the reasonable judgment of Nextel, prohibit, prevent, restrict or delay consummation of the Exchange Offer;

(ii) There will have occurred any development which would, in the reasonable judgment of Nextel, materially adversely affect the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of Nextel, its subsidiaries or its affiliates;

(iii) An order, statute, rule, regulation, executive order, stay, decree, judgment or injunction will have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality (collectively, a “Legal Event”) that, in the reasonable judgment of Nextel, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer; and

(iv) There will have occurred (a) any general suspension of, or limitation on prices for, trading in the United States securities or financial markets, (b) any significant change in the price of the Preferred Stock or Nextel’s common stock which is adverse to Nextel or any of its affiliates, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of Nextel, might affect the extension of credit by banks or other lending institutions, (e) a material impairment in the trading market for securities similar to the Preferred Stock, (f) there is (i) an outbreak or escalation of hostilities or acts of terrorism involving the United States or declaration of a national emergency or war by the United States or (ii) any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (i) or (ii), in Nextel’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Exchange Offer, or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

      The conditions to the Exchange Offer are for the sole benefit of Nextel and may be asserted by Nextel in its reasonable discretion regardless of the circumstances giving rise to such conditions or may be waived by Nextel, in whole or in part, in its reasonable discretion, whether or not any other condition of the Exchange Offer also is waived. Nextel has not made a decision as to what circumstances would lead it to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by Nextel concerning the events described in this section will be final and binding upon all Holders.

Exchange Information Agent; Exchange Agent

      Georgeson Shareholder Communications, Inc. has been appointed the Exchange Information Agent with respect to the Exchange Offer. Nextel will pay the Exchange Information Agent customary fees for its services and reimburse the Exchange Information Agent for its reasonable out-of-pocket expenses in connection therewith. Nextel has also agreed to indemnify the Exchange Information Agent for certain liabilities. Requests for additional copies of Exchange Offer Documents may be directed to the Exchange Information Agent at the address and telephone numbers set forth on the back cover of this Statement.

      EquiServe, Inc. has been appointed the Exchange Agent for the Exchange Offer. All deliveries and correspondence sent to the Exchange Agent should be directed to the address set forth on the back cover of this Exchange Offer. Nextel will pay the Exchange Agent customary fees for its services and reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. Nextel has also agreed to indemnify the Exchange Agent for certain liabilities.

      In connection with the Exchange Offer, directors and officers of Nextel and its respective affiliates may solicit tenders by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods. Nextel will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Exchange Offer Documents and related documents to the beneficial owners of the Outstanding Shares and in handling or forwarding tenders of Outstanding Shares by their customers.

Fees and Expenses

      The total amount of funds required to pay all fees and expenses in connection with the Exchange Offer is expected to be approximately $200,000. Nextel expects to obtain these funds from available cash.

MARKET AND TRADING INFORMATION

      The Preferred Stock is not listed on any national or regional securities exchange or reported on a national quotation system. There is no established trading market for the Preferred Stock and the Preferred Stock only trades sporadically and on a limited basis. To the extent that the Preferred Stock is traded, prices of the Preferred Stock may fluctuate greatly depending on the trading volume and the balance between buy and sell orders, and, therefore, the last reported sales price may not necessarily reflect the market value of the Preferred Stock. Holders are urged to obtain current information with respect to the market prices for the Preferred Stock.

COMPARISON OF TERMS OF PREFERRED STOCK

      Nextel is a Delaware corporation, subject to the provisions of the General Corporation Law of the State of Delaware, referred to as the “DGCL.” If the Proposed Amendments become effective, all Holders of outstanding Preferred Stock will be bound thereby, regardless of whether any individual Holder delivered a Consent in the Consent Solicitation. In addition, Holders who participate in the Exchange Offer will be entitled to receive Exchange Shares in exchange for tendered Outstanding Shares. The rights of Holders of the Preferred Stock that remains outstanding following the Exchange Offer and of Holders of the Exchange Shares will be governed by Nextel’s certificate of incorporation, its bylaws, and, for Holders of Preferred Stock that remains outstanding following the Exchange Offer, the Amended Certificate, in the case of successful completion of the Consent Solicitation, and, for Holders of Exchange Shares, the Certificate of Designation of the Powers, Preferences and relative, Participating, Optional and Other Special Rights of Series B Zero Coupon Convertible Preferred Stock Due 2013 and Qualifications, Limitations and Restrictions Thereof (the “Series B Certificate”), in the case of the successful completion of the Exchange Offer.

      Set forth below are the material differences between the rights of a holder of Nextel’s Preferred Stock under Nextel’s current charter and bylaws and the Existing Certificate on the one hand, and the rights of a holder of the Preferred Stock or the Exchange Shares under Nextel’s charter and bylaws, and the Amended Certificate or Series B Certificate, as applicable, on the other hand. The rights of Holders of the Preferred Stock as amended by the Proposed Amendments and of Holders of the Exchange Shares will be the same.

      The following summary does not reflect any rules of the NYSE that may apply to Nextel in connection with the matters discussed. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL, the charter and bylaws of Nextel, the Existing Certificate, the Amended Certificate and the Series B Certificate. Certain registration rights exist in the Preferred Stock’s terms but they have been satisfied and are no longer effective. The Proposed Amendments remove these terms and the Exchange Shares do not contain similar provisions.

Preferred Stock Terms as Amended
by the Proposed Amendments
	Existing Preferred Stock Terms	and Exchange Share Terms

Liquidation Preference
Initially $253.675 per share, increasing to $1,000.00 per share at December 23, 2013 based on an accretion rate of 9.25% compounded quarterly on each March 23, June 23, September 23 and December 23 commencing March 23, 1999.

Initially $253.675 per share for the Preferred Stock and $449.2572 per share, as of March 23, 2005, for the Exchange Shares, increasing to $1,000.00 per share at December 23, 2013 based on an accretion rate of 9.25% compounded quarterly on each March 23, June 23, September 23, and December 23, commencing March 23, 1999 for the Preferred Stock, and commencing June 23, 2005 for the Exchange Shares.

	The liquidation preference ceases to accrete on the earlier of the Mandatory Redemption Date or any earlier redemption, repurchase or conversion.	Same

Rank
Senior to common stock and any other junior class that so provides; pari passu with any other class that so provides; junior to any other class that so provides if authorized in accordance with the terms of the Preferred Stock.
Same. Preferred Stock that remains outstanding and newly issued Series B Preferred Stock will also rank pari passu with each other.

Dividends	None.	None, other than the “special dividend” of $30.00 per share payable upon conversion.

Optional Redemption
Redeemable at Nextel’s option only after December 23, 2005, at any time, in whole or in part, at a redemption price equal to the liquidation preference on the redemption date, upon not less than 35 days’ notice. Nextel may withdraw the Redemption Notice (and thereby terminate its obligation to effect such optional redemption) by written notice to that effect given by mail to the Holders at least 20 days prior to the relevant Redemption Date.

Same, except that redemption may be made on or after April 30, 2005, and on not less than 7 days’ notice, and Nextel may withdraw the Redemption notice by written notice given by mail to the Holders at least 3 days prior to the relevant Redemption Date.

Redemption Consideration	Redemption price payable in cash, common stock or a combination of both.	Same.

Preferred Stock Terms as Amended
by the Proposed Amendments
	Existing Preferred Stock Terms	and Exchange Share Terms

Mandatory Redemption
Offer to repurchase outstanding Preferred Stock required to be made by Nextel on December 23, 2005 and December 23, 2008 at a redemption price, payable in cash or common stock or a combination of both, equal to the applicable liquidation preference on such date.
None.

Optional Conversion
Convertible, at the option of the holder, at any time prior to the close of business on December 23, 2013 into common stock at an initial conversion rate of 19.4882 shares of common stock per share of Preferred Stock (after giving effect to the 2-for-1 stock split in June 2000).
Same.

The conversion rate is subject to adjustment in specified events, including stock splits, dividends, distributions, rights offering, and below market issuances. Because the number of shares of common stock issuable upon conversion of each share of Preferred Stock will not increase even though the liquidation preference increases over time, the implied effective conversion price increases over time.
Same.

Mandatory Conversion
At any time after the later of January 1, 2001 and the date 90 days after notice to Holders that the company expects to have earnings and profits for U.S. federal income tax purposes, if any shares are then held by a non-U.S. holder, such shares are subject to mandatory conversion at the then applicable conversion rate and may be required in lieu of any other conversion or tender rights that such holder otherwise would have in respect of the Preferred Stock.
Same.

Preferred Stock Terms as Amended
by the Proposed Amendments
	Existing Preferred Stock Terms	and Exchange Share Terms

Voting Rights	As required by law and as required by the Existing Certificate in certain circumstances (subject to a number of exceptions and qualifications) including:	Same.
• the authorization, creation or issuance of other classes of securities
• increases or decreases in the amount of authorized capital stock of any class
• actions adversely affecting the rights, preferences or privileges of the holders
• election of two directors in the event of a default in the payment of the applicable liquidation preference on the mandatory redemption date

Change of Control
Upon the occurrence of specified events constituting a change of control, the Holders of the Preferred Stock may be able to convert their Preferred Stock or require that the company repurchase their Preferred Stock
Same.

Covenants	Limitation on merger, consolidation and sale of assets.	None.

	Financial Information and Current Reports to Holders.	None.

Amendments and Waivers
Without the consent of any Holder to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares or to make any change that adds to the rights or benefits of the holders or that is not materially adverse to the Holders (as determined in good faith by Nextel’s board of directors)
Same.

Preferred Stock Terms as Amended
by the Proposed Amendments
	Existing Preferred Stock Terms	and Exchange Share Terms

	With 66 2/3% consent:	Same.
• alter voting rights
• reduce number of shares of Preferred Stock who must consent to an amendment, supplement or waiver
• reduce the amount or rate of accretion of the Liquidation Preference
• adversely alter the redemption provisions
• waive any default in payment of Liquidated Damages
• adversely affect conversion or mandatory redemption rights
• change the currency in which any redemption price is payable
• make any change in the certificate of designation relating to waivers of the rights of holders to receive the Liquidation Preference or liquidated damages
• change the amendment and waiver provisions

	All other amendments, supplements and waivers subject to majority consent.	Same.

Pre-emptive rights	None.	None.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general discussion of the material U.S. federal income tax consequences of the Consent Solicitation and Exchange Offer to Holders. Nextel has been advised by Jones Day, its legal counsel, as to such consequences. The discussion is not a complete analysis of all the potential tax considerations relating to the Consent Solicitation and Exchange Offer. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the U.S. federal income tax treatment. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those described below. We have not sought any ruling from the Internal Revenue Service (the “I.R.S.”) with respect to the statements made herein, and we cannot assure you that the I.R.S. will not take a position contrary to such statements or that such contrary position taken by the I.R.S. would not be sustained by a reviewing court.

      This summary assumes that Holders hold the shares of Preferred Stock, Amended Preferred Stock (as defined below), and Exchange Shares as capital assets. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to the Holders’ particular circumstances or to Holders that may be subject to special tax rules, such as, for example:

•	Holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	expatriates;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	Holders whose functional currency is not the U.S. dollar;

•	persons that hold shares of the Preferred Stock, Amended Preferred Stock, or Exchange Shares as part of a hedge, straddle, or conversion transaction;

•	persons deemed to sell shares of the Preferred Stock, Amended Preferred Stock, or Exchange Shares under the constructive sale provisions of the Code; or

•	partnerships or other pass-through entities.

      If a partnership holds shares of Preferred Stock, Amended Preferred Stock, or Exchange Shares the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding such shares should consult such his or her tax advisor regarding the tax consequences of the Consent Solicitation and Exchange Offer.

      As used in this discussion, the term “U.S. Holder” means a beneficial owner of a share of stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a court within the United States and control by one or more U.S. persons of all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

The term “Non-U.S. Holder” means a beneficial owner of a share of stock that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE CONSENT SOLICITATION AND EXCHANGE OFFER.

General

      In general, neither the adoption of the Proposed Amendments nor the exchange of Outstanding Shares for Exchange Shares pursuant to the Exchange Offer will result in recognition by Holders of taxable gain or loss for U.S. federal income tax purposes, but the receipt of a Consent Payment will be taxable.

Treatment of Consent Payment

      The tax treatment of the receipt of a Consent Payment by a consenting Holder is subject to uncertainty because there are no authorities that directly address the treatment of such payment. Nextel believes that the Consent Payment should be treated for U.S. federal income tax purposes as separate consideration received for the Holder’s Consent to the Proposed Amendments, and intends to so treat it. As such, the Consent Payment will be subject to tax as ordinary income. There can be no assurance, however, that the I.R.S. will not take a different position or that any such position, if taken, would not be sustained by a reviewing court. For instance, the Consent Payment might be treated as additional consideration received in exchange (or in deemed exchange) for a Holder’s shares of Preferred Stock, or as a distribution with respect to a Holder’s shares of Preferred Stock that would be taxable as a dividend to the extent of Nextel’s current or accumulated earnings and profits, then as a nontaxable return of capital, with any excess being considered capital gain. Holders are urged to consult their own tax advisors as to the proper treatment of the receipt of a Consent Payment.

Effect of Proposed Amendments

      Although the issue is not free from doubt, if the Proposed Amendments are adopted and a Holder does not tender its shares of Preferred Stock for Exchange Shares pursuant to the Exchange Offer, the Proposed Amendments may be treated as resulting in a constructive exchange of the shares of Preferred Stock for shares of the Preferred Stock as amended by the Proposed Amendments (the “Amended Preferred Stock”). The following discussion generally assumes that both the Proposed Amendments and participation in the Exchange Offer will be treated as exchanges of shares of Preferred Stock for Exchange Shares or Amended Preferred Stock. However, whether or not the Proposed Amendments result in a constructive exchange, a Holder will not recognize taxable gain or loss for U.S. federal income tax purposes as a result of the adoption of the Proposed Amendments and its basis and holding period in shares of Preferred Stock will be unchanged.

Consequences to U.S. Holders

      Conditions to Amending Terms of Preferred Stock Are Not Satisfied and the U.S. Holder Does Not Participate in the Exchange Offer. If all the conditions to making the Proposed Amendments to the terms of the Preferred Stock are not satisfied, no such amendments will be made and, accordingly, non-exchanging Holders will retain their existing shares of Preferred Stock with unchanged basis and holding period. If, however, sufficient consents are received to trigger the Consent Payment (despite the failure of Nextel’s common stockholders to approve the Amended Certificate), then any Holder that has consented and receives a Consent Payment will generally recognize ordinary income in the amount of such payment. See discussion above under the heading “—Treatment of Consent Payment.”

      Conditions to Amending Terms of Preferred Stock Are Satisfied or U.S. Holder Participates in the Exchange Offer. If all the conditions to making the Proposed Amendments to the terms of the Preferred Stock are satisfied or the U.S. Holder participates in the Exchange Offer, the U.S. Holder will either exchange such Holder’s shares of Preferred Stock for an equal number of Exchange Shares (an “Actual Exchange”), or be deemed to exchange such Holder’s shares of Preferred Stock for an equal number of Amended Preferred Stock (if such Holder does not participate in the Exchange Offer (a “Deemed Exchange,” and together with the Actual Exchange, an “Exchange”)). A U.S. Holder’s tax basis in the Exchange Shares or Amended Preferred Stock received in the Exchange will be the same as such Holder’s adjusted tax basis of the shares of Preferred Stock exchanged therefor. A Holder’s holding period for the Exchange Shares or Amended Preferred Stock received in the Exchange will include the holding period during which such Holder held the shares of Preferred Stock exchanged in connection therewith.

      As described above, Nextel believes that the Consent Payment should be treated as separate consideration for the Consents, and accordingly, taxed as ordinary income, although alternate characterizations of the Consent Payment are possible, including treating the Consent Payment as additional consideration received in the Exchange or as a distribution with respect to the U.S. Holder’s shares of Preferred Stock.

Consequences of Ownership of the Exchange Shares or Amended Preferred Stock to a U.S. Holder

      Deemed Distributions on the Exchange Shares or Amended Preferred Stock Resulting From Redemption Premium Prior to an Actual Redemption or Conversion. Because the prices at which the Exchange Shares or Amended Preferred Stock may be redeemed or acquired by Nextel will exceed its issue price by more than a de minimis amount, until such time as the Exchange Shares or Amended Preferred Stock are redeemed or converted, the excess of any such price over the issue price (the “redemption premium”) will be treated by Nextel as a series of constructive distributions of property with respect to the Exchange Shares or Amended Preferred Stock. These constructive distributions of property should be taxable to U.S. Holders periodically over the term of the Exchange Shares or Amended Preferred Stock as dividends to the extent of Nextel’s current or accumulated earnings and profits under a constant interest method at the time of each constructive distribution. To the extent that all or a portion of the amount of a constructive distribution exceeds Nextel’s current and accumulated earnings and profits for a taxable year allocable to the Exchange Shares or Amended Preferred

Stock, a Holder will not recognize income to the extent of such excess. Rather, such excess would be treated as a return of capital to the Holder to the extent of the Holder’s adjusted tax basis in its Exchange Shares or Amended Preferred Stock.

      Redemption of the Exchange Shares or Amended Preferred Stock. A redemption or other purchase by Nextel of the Exchange Shares or Amended Preferred Stock will be treated, depending on the facts and circumstances of each U.S. Holder, as (i) a distribution with respect to the Exchange Shares or Amended Preferred Stock, or (ii) a taxable exchange of the Exchange Shares or Amended Preferred Stock. Such a transaction will be treated as a taxable exchange of the Exchange Shares or Amended Preferred Stock if it results in either (x) a complete termination of the U.S. Holder’s interest in Nextel, or (y) a “meaningful reduction” (as determined under Section 302 of the Code) of the U.S. Holder’s interest in Nextel. In determining whether a complete termination or meaningful reduction has occurred, the U.S. Holder is deemed to own stock of Nextel that is owned by certain related persons or that is the subject of an option of the U.S. Holder or a related person.

      If the redemption or other purchase does not result in a complete termination or meaningful reduction of the U.S. Holder’s interest in Nextel, it will be treated as a distribution with respect to the stock to the U.S. Holder. The amount of the distribution will be the amount of the cash received by the U.S. Holder. Such distribution will be treated first as a dividend, to the extent of Nextel’s current or accumulated earnings and profits, then, as a return of capital, to the extent of the basis in such Holders’ remaining stock of Nextel, and thereafter, as capital gain.

      To the extent that a redemption or other purchase is treated as an exchange of the Exchange Shares or Amended Preferred Stock, the U.S. Holder will be treated in the same manner as if such U.S. Holder had sold its Exchange Shares or Amended Preferred Stock. See the below discussion under the heading “— Sale or Other Disposition of the Exchange Shares or Amended Preferred Stock Other than a Redemption by Nextel.”

      Sale or Other Disposition of the Exchange Shares or Amended Preferred Stock Other Than A Redemption by Nextel. Upon a disposition of the Exchange Shares or Amended Preferred Stock other than a redemption by Nextel, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized and such Holder’s adjusted tax basis in the Exchange Shares disposed. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held such Exchange Shares for more than one year on the date of such disposition. Long-term capital gains of a U.S. Holder that is an individual are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

      Conversion of Exchange Shares or Amended Preferred Stock into Common Stock. A U.S. Holder will generally not recognize gain or loss upon conversion of the Exchange Shares or the Amended Preferred Stock. The adjusted tax basis of the shares of Nextel’s common stock that a U.S. Holder receives on conversion generally will equal the adjusted tax basis of the Exchange Shares or Amended Preferred Stock converted, and the holding period of the shares of common stock generally will include such Holder’s holding period in the Exchange Shares or the Amended Preferred Stock converted.

      If a Holder elects to convert such Holder’s Exchange Shares or Amended Preferred Stock, Nextel will pay to such Holder, contemporaneously with the delivery of the common stock issuable upon the conversion, the sum of $30.00 per Exchange Share or Amended Preferred Share (the “Special Dividend”). The tax treatment of the receipt of a Special Dividend is subject to uncertainty because there are no authorities that directly address the treatment of such a payment. Nextel believes that the Special Dividend should be treated as additional consideration received in exchange for a Holder’s Exchange Shares or Amended Preferred Stock in the conversion, in which case the Special Dividend generally should result in a U.S. Holder recognizing capital gain (“Recognized Gain”) in an amount equal to the lesser of (i) the amount of the Special Dividend and (ii) the amount of gain “realized” in the transaction. Such capital gain generally will be long-term capital gain if the U.S. Holder held the Exchange Shares or Amended Preferred Stock for more than one year on the date of disposition of those shares. Long-term capital gains of a U.S. Holder that is an individual are eligible for reduced rates of taxation. The amount of gain a U.S. Holder “realizes” will equal the amount by which (x) the sum of the Special Dividend and the fair market value of the shares of Nextel common stock received on conversion exceeds (y) such Holder’s adjusted tax basis in the Exchange Shares or Amended Preferred Stock so converted. If a U.S. Holder exchanges more than one “block” of Exchange Shares or Amended Preferred Stock (that is, groups of Exchange Shares or Amended Preferred Stock purchased at different times or at different prices), such Holder must calculate Recognized Gain on such shares separately on each block, and the results for each block may not be netted in determining such Holder’s overall Recognized Gain. Instead, a U.S. Holder will recognize gain on those Exchange Shares or shares of Amended Preferred Stock on which gain is realized, but losses may not be recognized.

      Alternatively, the Special Dividend could be characterized as separate consideration that would be taxable as ordinary income, or as a distribution with respect to a Holder’s shares of Exchange Shares or Amended Preferred Stock that would be taxable as a dividend to the extent of Nextel’s current or accumulated earnings and profits, then as a nontaxable return of capital, with any excess being considered capital gain. Under this latter characterization, any dividend income received by Holders which are corporations (or taxed as corporations) would be potentially eligible for the dividends received deduction (subject to applicable limitations) and any payment considered to be a return of capital would reduce a Holder’s tax basis in such Holder’s shares of Exchange Shares or Amended Preferred Stock causing such Holder to recognize additional capital gain or reduced capital loss on a sale or other disposition of the Exchange Shares or Amended Preferred Stock.

Consequences to Non-U.S. Holders

      Conditions to Amending Terms of Preferred Stock Are Not Satisfied and the Non-U.S. Holder Does Not Participate in the Exchange Offer. If all the conditions to making the Proposed Amendments to the terms of the Preferred Stock are not satisfied, no such amendments will be made and, accordingly, non-exchanging Holders will retain their existing shares of Preferred Stock with unchanged basis and holding period. If, however, sufficient Consents are received to trigger the Consent Payment (despite the failure of Nextel’s common stockholders to approve the Amended Certificate), then any Holder that has consented and receives a Consent Payment will generally recognize ordinary income in the amount of such payment. See discussion below under the heading “— Conditions to Amending Terms of Preferred Stock Are Satisfied or the Non-U.S. Holder Participates in the Exchange Offer.”

      Conditions to Amending Terms of Preferred Stock Are Satisfied or the Non-U.S. Holder Participates in the Exchange Offer. Although it is not entirely clear that U.S. federal withholding tax is applicable to the Consent Payment, Nextel or its withholding agent will withhold 30% of the amount of any Consent Payment made to a Non-U.S. Holder, in order to satisfy certain withholding requirements, unless such Holder proves in a manner satisfactory to Nextel or its withholding agent that either (i) based on a properly completed I.R.S. Form W-8BEN that such Holder provides, such Holder is eligible for a reduced tax treaty rate with respect to such income, in which case Nextel or its withholding agent will withhold at the reduced rate or (ii) based on a properly completed I.R.S. Form W-8ECI that such Holder provides, no withholding is required because such income will be effectively connected with such Holder’s conduct of a trade or business in the United States. In general, the Non-U.S. Holder will not recognize taxable gain or loss with respect to the Exchange as described above under the heading “— General.”

      The preceding discussion is based on Nextel’s belief that the Consent Payment should be treated as separate consideration for a Non-U.S. Holder’s Consent. See discussion above under the heading “— Treatment of Consent Payment.” Non-U.S. Holders are urged to consult their tax advisors regarding the application of these withholding rules and other tax consequences of the receipt of the Consent Payment.

Consequences of Ownership of the Exchange Shares or Amended Preferred Stock to a Non-U.S. Holder

      Deemed Distributions on the Exchange Shares or Amended Preferred Stock Resulting From Redemption Premium Prior to an Actual Redemption or Conversion. In general, Non-U.S. Holders will be subject to U.S. federal income taxation on distributions taxed as dividends, including constructive dividends, paid or deemed paid by Nextel on the Exchange Shares or Amended Preferred Stock. For discussion of deemed distributions on the Exchange Shares or Amended Preferred Stock, see the discussion above under the heading “— Consequences of Ownership of the Exchange Shares or Amended Preferred Stock to a U.S. Holder — Deemed Distributions on the Exchange Shares or Amended Preferred Stock Resulting From Redemption Premium Prior to an Actual Redemption or Conversion.” With respect to Non-U.S. Holders that are not engaged in a trade or business in the United States, dividends, including constructive dividends, paid or deemed paid by Nextel to such Non-U.S. Holders would be subject to U.S. federal income tax at a 30% rate (unless reduced by an applicable income tax treaty).

      Redemption of the Exchange Shares or Amended Preferred Stock. In determining whether a redemption or other purchase by Nextel of the Exchange Shares or Amended Preferred Stock will be treated as (i) a distribution with respect to the Exchange Shares or Amended Preferred Stock, or (ii) a taxable exchange of the Exchange Shares or Amended Preferred Stock with respect to a Non-U.S. Holder, the discussion above under the heading “— Consequences of Ownership of the Exchange Shares or Amended Preferred Stock to a U.S. Holder — Redemption of the Exchange

Shares or Amended Preferred Stock,” will apply. If, after applying the tests discussed under such heading, the redemption is treated as a distribution with respect to stock of the Non-U.S. Holder, such distribution will be treated first as a dividend, to the extent of Nextel’s current or accumulated earnings and profits, then, as a return of capital, to the extent of the basis in such Holders’ remaining stock of Nextel, and thereafter, as capital gain. The U.S. federal income tax consequences with respect to the amount of the distribution treated as a dividend will be the same as discussed above under the heading “— Deemed Distributions on the Exchange Shares or Amended Preferred Stock Resulting from Redemption Premium Prior to an Actual Redemption or Conversion.”

      To the extent that a redemption or other purchase is treated as an exchange of the Exchange Shares or Amended Preferred Stock, the Non-U.S. Holder will be treated in the same manner as if such Non-U.S. Holder had sold its Exchange Shares or Amended Preferred Stock. See the discussion below under the heading “— Sale or Other Disposition of the Exchange Shares or Amended Preferred Stock Other Than A Redemption by Nextel.”

      Sale or Other Disposition of the Exchange Shares or Amended Preferred Stock Other Than A Redemption by Nextel. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on the gain from the sale or other disposition of the Exchange Shares or Amended Preferred Stock unless (i) the gain is considered effectively connected with the Holder’s conduct of a trade or business in the United States; (ii) the Holder is an individual who holds the Exchange Shares or Amended Preferred Stock as a capital asset and is present in the United States for 183 or more days in the taxable year of the sale or other disposition; or (iii) the gain is attributable to accrued dividends constructively distributed on the Exchange Shares or Amended Preferred Stock while owned by the Non-U.S. Holder if not previously subject to withholding of U.S. federal income tax.

      Conversion of Exchange Shares or Amended Preferred Stock into Common Stock. A Non-U.S. Holder that converts Exchange Shares or Amended Preferred Stock into common stock will be treated in the same manner as a U.S. Holder that converted Exchange Shares or Amended Preferred Stock into common stock. See the discussion above under the heading “— Consequences of Ownership of the Exchange Shares or Amended Preferred Stock to a U.S. Holder — Conversion of Exchange Shares or Amended Preferred Stock into Common Stock.” Although it is not entirely clear that U.S. federal withholding tax is applicable to the Special Dividend, Nextel or its withholding agent will withhold 30% of the amount of the Special Dividend, in order to satisfy certain withholding requirements, unless such Holder proves in a manner satisfactory to Nextel or its withholding agent that either (i) based on a properly completed I.R.S. Form W-8BEN that such Holder provides, such Holder is eligible for a reduced tax treaty rate with respect to such Special Dividend, in which case Nextel or its withholding agent will withhold at the reduced rate or (ii) based on a properly completed I.R.S. Form W-8ECI that such Holder provides, no withholding is required because such Special Dividend will be effectively connected with such Holder’s conduct of a trade or business in the United States. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these withholding rules and other tax consequences of the receipt of the Special Dividend.

Backup Withholding

      U.S. Holders. A U.S. Holder may be subject to backup withholding at a rate of 28% with respect to certain of the payments described above, unless the U.S. Holder provides Nextel with a correct Taxpayer Identification Number (“TIN”) and certifies that the U.S. Holder is a U.S. person, the TIN is correct and the U.S. Holder (i) is exempt from backup withholding, (ii) has not been informed by the I.R.S. that backup withholding is required due to underreporting of interest and dividends from payments made to the U.S. Holder, or (iii) has been informed by the I.R.S. that backup withholding is no longer required. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. Any amount paid as backup withholding would be creditable against the U.S. Holder’s federal income tax liability, provided that the requisite information is furnished to the I.R.S. by the U.S. Holder.

      Non-U.S. Holders. A Non-U.S. Holder may be subject to backup withholding at a rate of 28% with respect to certain of the payments described above, unless its status as a Non- U.S. Holder is certified on an I.R.S. Form W-8BEN or I.R.S. Form W-8ECI, as applicable. Any amount paid as backup withholding would be creditable against the Non-U.S. Holder’s federal income tax liability, provided that the requisite information is furnished to the I.R.S. by the Non-U.S. Holder.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF CONSENT PAYMENTS, THE EXCHANGE OF THE PREFERRED STOCK, AND THE ADOPTION OF THE PROPOSED AMENDMENTS.

MISCELLANEOUS

      No person has been authorized to give any information or make any representation on behalf of Nextel that is not contained in this Statement, the Letter of Transmittal, or a Consent and, if given or made, such information or representation should not be relied upon as having been made or authorized by Nextel.

NEXTEL COMMUNICATIONS, INC.

ANNEX A

THE PROPOSED AMENDMENTS AND AMENDED CERTIFICATE

      The following sets forth the Proposed Amendments to the Existing Certificate. The actual amendments will be contained and reflected in the Amended Certificate, which will be filed with the Secretary of State of the State of Delaware following approval of the Amended Certificate by our common stockholders. Deleted text is shown in “strike through” format and new text is presented with an underline. The Proposed Amendments also delete those definitions from the Existing Certificate that are used only in provisions that would be eliminated as a result of the Proposed Amendments, and cross-references to provisions in the Existing Certificate that have been deleted as a result of the Proposed Amendments will be revised to reflect such deletion.

      The provisions of the Existing Certificate reprinted below are qualified in their entirety by reference to the actual form of the Amended Certificate, copies of which are available from the Consent Information Agent or from our Investor Relations department. In addition, the terms of the Exchange Shares will be substantially identical to those shown below.

      Annex A continued on next page.

NEXTEL COMMUNICATIONS, INC.

CERTIFICATE OF DESIGNATION OF THE POWERS,

PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS
OF ZERO COUPON CONVERTIBLE
PREFERRED STOCK DUE 2013 AND QUALIFICATIONS,
LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

      Nextel Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (or any committee of such board of directors, the “Board of Directors”) by its ~~Restated~~ Amended Certificate of Incorporation, ~~as amended~~ (hereinafter referred to as the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors with full power and authority to act on behalf of the Board of Directors, at a meeting held on ~~December 17, 1998,~~February 23,      2005, duly approved and adopted the following resolution (the “Resolution”):

      RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors ~~does hereby create, authorize~~ created, authorized and ~~provide~~ provided for the ~~issue~~ issuance of Zero Coupon Convertible Preferred Stock due 2013, par value $0.01 per share, with an initial liquidation preference of $253.675 per share (the “Initial Liquidation Preference”), increasing to $1,000 per share on the Mandatory Redemption Date, consisting of 800,000 shares, of which 245,245 currently are outstanding, having the designations, voting power, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation ~~and in this Resolution as follows~~;

      RESOLVED, the Board of Directors deems it advisable and in the best interest of the Company that the Company amend certain of the terms of the Certificate of Designation with respect to the Zero Coupon Convertible Preferred Stock Due 2013 as set forth below (the terms used herein, unless otherwise defined herein, are used ~~herein~~ as defined in paragraph (q) hereof)~~:~~;

      (a) DESIGNATION. ~~There is hereby~~ The Company has previously created out of the authorized and unissued shares of preferred stock of the Company a ~~class~~ series of preferred stock designated as the ~~“~~Zero Coupon Convertible Preferred Stock due 2013”. The number of shares constituting such class ~~shall be~~is 800,000 shares of Zero Coupon Convertible Preferred Stock due 2013, ~~consisting of an initial issuance of 591,308 shares of Zero Coupon Convertible Preferred Stock due 2013 (the “Original Preferred Stock”), plus up to 147,827 additional shares of Preferred Stock which may be issued to satisfy certain over-allotment option rights and any additional shares of Preferred Stock which may be issued as payment of Liquidated Damages (the “Additional Preferred Stock” and, together with the Original Preferred Stock, the “Preferred Stock”~~of which 245,245 currently are outstanding (the “Preferred Stock”). The liquidation preference of the Preferred Stock shall increase to $1,000 per share on the Mandatory Redemption Date.

      (b) RANK. The Preferred Stock shall, with respect to payments of dividends, if any, and distributions upon the liquidation, winding-up and dissolution of the Company, rank: (i) senior to (A) all classes of Common Shares of the Company and (B) any capital stock of the Company that expressly provides that it will be junior to the Preferred Stock as to dividends, if any, and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to herein, together with all classes of Common Shares of the Company, as the “Junior Securities”); (ii) on a parity with (A) the ~~Class A Preferred Stock (except with respect to the Special Payments (as defined in this paragraph (b)), the Class B Preferred Stock (except with respect to the Special Payments (as defined in this paragraph (b)), the Class C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock;~~ Series B

Zero Coupon Preferred Stock and (B) each other class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”); (iii) junior ~~in right of payment (x) with respect to the dividend accruals and payments on the Class A Preferred Stock and the $25,000,000 cash payment on the Class B Preferred Stock, which are required under the terms of the Class A Preferred Stock and the Class B Preferred Stock as in effect on the date of this Certificate of Designation upon certain occurrences (such payments and dividend rights of the Class A Preferred Stock and the Class B Preferred Stock, the “Special Payments”); and (y) subject to Preferred Stockholder Approval Rights (as defined in subparagraph (f)(ii)(A)), junior~~  to each class of capital stock or series of preferred stock hereafter created by the Company, the terms of~~which have been approved by the Holders in accordance with subparagraph (f)(ii)(A) hereof and~~ which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as “Senior Securities”).

      (c) DIVIDENDS AND LIQUIDATION PREFERENCE. (i) Other than the Special Dividend described in subparagraph (j)(i) hereof, Holders shall not be entitled to receive dividends on the Preferred Stock. The Liquidation Preference on the Preferred Stock will accrete from the Closing Date at an annual rate of 9.25%, compounded quarterly on each March 23, June 23, September 23 and December ~~23,~~23 commencing March 23, 1999 and shall be determined as set forth in the definition of “Liquidation Preference.” The Liquidation Preference shall cease to accrete in respect of the Preferred Stock on the Mandatory Redemption Date or on the date of its earlier redemption, repurchase or conversion unless the Company shall have failed to pay the relevant redemption price or repurchase price or effect any such conversion on the date fixed for any such redemption, repurchase or conversion.

      (ii) ~~Notwithstanding anything else provided herein, in the event (w)  the Resale Registration Statement with respect to all Registrable Shares is not declared effective on or prior to 180 days after Closing Date, (x) prior to the end of the Effectiveness Period the Prospectus is unavailable for periods in excess of those specified in Section 3(C) of the Registration Rights Agreement, (y) the Company fails to make any filing within the periods required under Section 3(A)(a)(ii)(x) of the Registration Rights Agreement or (z) any filing required pursuant to Section 3(A)(a)(ii) (y) of the Registration Rights Agreement is a post-effective amendment required to be declared under the Securities Act and such amendment is not declared effective within 45 days of the filing thereof (each, a “Registration Default”), then the Company shall pay liquidated damages (“Liquidated Damages”) to the holders of Preferred Stock and Common Stock (but in the case of any Registration Default described in clauses (x), (y) and (z), such Liquidated Damages shall only be paid to the Holders of Preferred Stock and Common Stock that are Registrable Shares and that are, by reason of such Registration Default, not entitled (or legally permitted) to effect sales of such Registrable Shares pursuant to the Resale Registration Statement) from and including the day on which such Registration Default first occurs to (but excluding) the day on which such Registration Default is cured. Such Liquidated Damages shall accrue (i) in respect of each such share of Preferred Stock, at a rate per annum equal to 0.5% of the Liquidation Preference thereof as of the preceding Accrual Date, and (ii) in respect of each such share of Common Stock issued upon conversion, repurchase or redemption of the Preferred Stock, at a rate per annum equal to 0.5% of the Liquidation Preference of the Preferred Stock divided by the Conversion Rate. Liquidated Damages may be paid, at the option of the Company, in shares of Preferred Stock having an aggregate Liquidation Preference equal thereto or in Common Stock having an aggregate Market Price equal thereto; provided that the Company’s right to pay the Liquidated Damages in Preferred Stock or Common Stock is subject to the receipt by the Transfer Agent of an opinion of counsel stating that such Common Stock and/or Preferred Stock to be issued by the Company in payment of Liquidated Damages, when issued and delivered pursuant to the terms hereof in payment of any such Liquidated Damages, will be validly issued, fully paid and nonassessable. Any such Liquidated Damages shall be payable on the next succeeding Accrual Date following the occurrence of a Registration Default to Holders of record on the fifth Business Day prior to such Accrual Date of the shares of Preferred Stock and/or Common Stock entitled to receive such Liquidated Damages.~~ [Intentionally deleted]

      (iii) ~~Other than any amount constituting Special Payments, unless the Liquidation Preference of the outstanding Preferred Stock has increased as provided above and~~ Unless the Company is not in default in respect of its obligations described in paragraphs (e)(ii~~), (g~~ ) or (h) hereof, (w) no dividend (other than a dividend payable solely in shares of Junior Securities or options, warrants or rights to purchase Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Parity Securities or Junior Securities, (x) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Parity Securities or Junior Securities, (y) no Parity Securities or Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Parity Securities or Junior Securities or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Junior Securities, and the repurchase of Junior Securities (including options, warrants or other rights to acquire such Junior Securities) from employees or former employees of the Company or its subsidiaries for consideration not to exceed $500,000 in the aggregate in any fiscal year) by the Company or any of its subsidiaries, and (z) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any Parity Securities or Junior Securities by the Company or any of its subsidiaries.

      (d) LIQUIDATION RIGHTS. (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, after payment in full of the liquidation preference (and any accrued and unpaid dividends) on any Senior Securities, each Holder will be entitled, on an equal basis with the holders of any outstanding Parity Securities, to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference of the Preferred Stock held by such Holder, ~~plus Liquidated Damages (if any)~~  to the date fixed for liquidation, dissolution, winding up or reduction before any distribution is made on any Junior Securities, including, without limitation, the Common Shares of the Company. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock.

      (ii) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of Preferred Stock and Parity Securities shall share equally and ratably ~~(subject to the preference of the holders of Class A Preferred Stock and Class B Preferred Stock to receive any Special Payments then due and not paid in full)~~ in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the Liquidation Preference ~~and all Liquidated Damages (if any)~~ to which they are entitled, the Holders of Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company.

      (e) REDEMPTION. (i) OPTIONAL REDEMPTION. (A) The Preferred Stock may be redeemed (subject to contractual and other restrictions and the legal availability of funds therefor) at any time on or after ~~December 23,~~ April 30, 2005 (any such date, a “Redemption Date”), at the Company’s option, in whole or in part, in the manner provided in subparagraph (e)(iii), at a redemption price equal to the Liquidation Preference thereof on the Redemption Date, upon not less than ~~35 days’ nor more than 60~~ 7 days’ notice of redemption given by mail to the Holders; provided that the Company may condition consummation of any such optional redemption (if it is to be effected by a redemption of Preferred Stock for cash) on the occurrence of any event and/or satisfaction of any condition identified as such in the relevant Redemption Notice to the Holders, and may withdraw such Redemption Notice (and thereby terminate its obligation to effect such optional redemption) by written notice to that effect given by mail to the Holders at least ~~twenty (20)~~ 3 days prior to the relevant Redemption Date. If not so withdrawn, such redemption will no longer be conditional. The Company may, at its option, in lieu of paying the redemption price in cash, pay the redemption price or a portion thereof in Common Stock or in a combination of cash and Common Stock.

      (B) In the event of a redemption pursuant to subparagraph (e)(i)(A) hereof of only a portion of the then outstanding shares of Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares of Preferred Stock held by each Holder, provided that the Company may redeem such shares held by any Holder of fewer than 100 shares of Preferred Stock without regard to such pro rata redemption requirement, or by lot, in each case, as may be determined by the Company in its sole discretion.

      (ii) MANDATORY REDEMPTION. The Preferred Stock will be subject to mandatory redemption (subject to the legal availability of funds therefor but without regard to any contractual or other restrictions with respect thereto), in the manner provided in paragraph (e)(iii) hereof, in whole on the Mandatory Redemption Date, at a redemption price equal to the Liquidation Preference thereof on the Mandatory Redemption Date. The Company may, at its option, in lieu of paying the redemption price in cash, pay the redemption price or a portion thereof in Common Stock or in a combination of cash and Common Stock.

      (iii) PROCEDURES FOR REDEMPTION. (A) At least ~~35 days and not more than 60~~7 days prior to the date fixed for any redemption of the Preferred Stock, written notice (the “Redemption Notice”) shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Preferred Stock at such Holder’s address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

(1) whether the redemption is pursuant to subparagraph (e)(i)(A) or (e)(ii) hereof;

(2) the redemption price expressed as a percentage of the Liquidation Preference;

(3) whether all or less than all the outstanding shares of Preferred Stock are to be redeemed and the total number of shares of Preferred Stock being redeemed;

(4) the number of shares of Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

(5) the date fixed for redemption;

(6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Preferred Stock to be redeemed; and

(7) that the Liquidation Preference of Preferred Stock to be redeemed shall cease to accrete on such Redemption Date unless the Company defaults in the payment of the redemption price.

      (B) Each Holder shall surrender the certificate or certificates representing such shares of Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice. The full redemption price for such shares of Preferred Stock shall be payable in cash and/or Common Stock, at the option of the Company, to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

      (C) On and after any Redemption Date, provided that the Company has made available at the office of the Transfer Agent a sufficient amount of cash or securities to effect the redemption, the Liquidation Preference will cease to accrete on the Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as Holders shall cease except the right to receive the cash and/or Common Stock deliverable upon such redemption, without interest from the Redemption Date.

      (f) VOTING RIGHTS. (i) Holders, except as otherwise required under Delaware law ~~or as set forth below,~~shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

      (ii) (A) So long as any shares of Preferred Stock are outstanding, the Company shall not authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Preferred Stock, except that the Company may issue shares of Senior Securities without the approval of such Holders (1) in respect of any dividend or payment obligations that constitute Special Payments or (2) in exchange for, or the proceeds of which are used to redeem or repurchase, all shares of Preferred Stock then outstanding (or less than all such shares pursuant to a partial redemption made in accordance with subparagraph (e)(i) or repurchase that is made available to all Holders on a pro rata basis) or any debt of the Company (such approval rights, herein referred to as “Preferred Stockholder Approval Rights”); provided that, solely in the case of Senior Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Preferred Stock then outstanding, the aggregate liquidation preference of such Senior

Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the shares of Preferred Stock so exchanged, redeemed or repurchased.

      (B) So long as any shares of the Preferred Stock are outstanding, the Company shall not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders, or to authorize the issuance of any additional shares of Preferred Stock, without the affirmative vote or, notwithstanding any contrary provisions of the By-Laws, written consent of Holders of at least a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

      (C) Except as set forth in subparagraph (f)(ii)(B) hereof, (1) the creation, authorization or issuance of any shares of any Junior Securities or Parity Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the Holders and shall not, unless not complying with subparagraph (f)(ii)(B) hereof, be deemed to affect adversely the rights, preferences, privileges or voting rights of the Holders.

      (iii) (A) If (1) the Company fails to comply with its obligations set forth in paragraphs (g) or (h) hereof or (2) the Company defaults in the payment of the Liquidation Preference of any share of Preferred Stock payable on the Mandatory Redemption Date, then the number of directors constituting the Board of Directors shall be immediately and automatically adjusted to permit the Holders of a majority of the then outstanding shares of Preferred Stock, voting separately as one class, to elect two directors. Each event described in clauses (1) and (2) of this subparagraph (f)(iii)(A) is a “Voting Rights Triggering Event.”

      (B) The right of the Holders voting separately as one class to elect two directors as described in subparagraph (f)(iii)(A) shall continue until such time as (1) in the event such right arises due to failure by the Company to comply with its obligations set forth in paragraphs (g) or (h), the Company remedies any such failure and (2) in the event such right arises due to a default by the Company in the payment of the Liquidation Preference of any share of Preferred Stock on the Mandatory Redemption Date, the Company remedies such default, at which time the term of any directors elected pursuant to subparagraph (f)(iii)(A) hereof shall terminate and the number of directors constituting the Board of Directors shall be reduced to the number necessary to reflect the termination of the right of the Holders to elect directors, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect directors shall have become vested and be continuing in the Holders pursuant to subparagraph (f)(iii)(A) hereof, or if vacancies shall exist in the offices of directors elected by the Holders, a proper officer of the Company may, and upon the written request of the Holders of record of at least 25% of outstanding shares of Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 30 days after personal service of said written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this subparagraph (f)(iii)(B), no such special meeting shall be called if any such request is received less than 40 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any Holder so designated shall have, and the Company shall provide, access to the lists of Holders for purposes of calling a meeting pursuant to the provisions of this subparagraph (f)(iii)(B).

      (C) At any meeting held for the purpose of electing directors at which the Holders shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of Holders of at least a majority of the outstanding Preferred Stock shall be required to constitute a quorum of such Preferred Stock.

      (D) Any vacancy occurring in the office of a director elected by the Holders may be filled by the remaining director elected by such Holders unless and until such vacancy shall be filled by such Holders.

      (iv) In any case in which the Holders shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder shall be entitled to one vote for each share of Preferred Stock held. Any action that may be taken hereunder by the Holders at a meeting may be taken by written consent of a majority of the Holders.

      (g) CHANGE OF CONTROL. (i) A Change of Control shall be deemed to have occurred at such time after the Closing Date if there shall occur:

(ii) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors, other than any such acquisition by the Company, any subsidiary of the Company or any employee benefit plan of the Company; or

(y) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock and (B) pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock (or equivalent unit of ownership interest) entitled to vote generally in the election of directors (or other equivalent governing body) of the continuing or surviving Person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into Common Shares of the surviving entity in such merger);

provided, however, that a Change of Control shall not be deemed to have occurred if either (a) the closing price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (x) above) or ending immediately before the Change of Control (in the case of a Change of Control under clause (y) above) shall equal or exceed 105% of the effective conversion price in effect on each such Trading Day (i.e., the Liquidation Preference on such Trading Day, divided by the Conversion Rate in effect on such Trading Day), or (b) all of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of Common Shares (or equivalent securities) traded on a national or regional securities exchange or quoted on the NNM and as a result of such transaction or transactions the Preferred Stock becomes convertible solely into such Common Shares (or equivalent securities). “Beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

(iii) Within 30 days after the occurrence of any Change of Control, the Company shall mail a notice (by first class mail, postage prepaid) to each Holder (the “Change of Control Company Notice”) with a copy to the Transfer Agent stating that a Change of Control has occurred and whether a special conversion right or special tender right has arisen as a result thereof.

(iv) (A) If (x) a Change of Control occurs before December~~23, 2005 or any earlier refinancing of, or termination of all covenants with respect to, the Old Senior Notes and (y)~~ 23, 2005 and (y) an offer to acquire all outstanding shares of Preferred Stock for cash on a date (an “Acquisition Date”) that is not more than 45 days after the date of the Change of Control at a tender price equal to the Liquidation Preference thereof on such Acquisition Date is not made or all Preferred Stock validly tendered and not withdrawn on such Acquisition Date is not acquired in such offer, then the Company shall give to each Holder (by first class mail, postage prepaid) on or prior to such 45th day, a notice (the “Conversion Adjustment Notice”) which shall state that the Conversion Rate of the Preferred Stock will be adjusted on the date (the “Special Conversion Adjustment Date”) that is 15 Trading Days after the date the Conversion Adjustment Notice is given as follows:

(1) if, in connection with a transaction described in subparagraph (g)(i)(y) (and after giving effect to any adjustment to the Conversion Rate under paragraph (j) below) the Preferred Stock would be convertible into cash, the Conversion Rate will be adjusted so that each share of Preferred Stock then outstanding will be convertible into such number of shares of Common Stock as shall be equal to the Liquidation Preference of such

Preferred Stock on the Special Conversion Adjustment Date divided by the amount of cash that would have been payable per share of Common Stock in such transaction (such that each share of Preferred Stock will thereafter be convertible into the amount of cash equal to its Liquidation Preference on the Special Conversion Adjustment Date);

(2) if, following such Change of Control (and after giving effect to any adjustment to the Conversion Rate under paragraph (j) below), the Preferred Stock is convertible into Common Stock that is traded on a United States national or regional stock exchange or quoted on the NNM and either a shelf registration statement with respect to resales of such Common Stock is effective and available or the Common Stock is otherwise freely tradeable (assuming the Holder thereof is not an Affiliate of the Company) without registration under the Securities Act, the Conversion Rate will be adjusted so that each share of Preferred Stock then outstanding will be convertible into such number of shares of Common Stock as shall be equal to the Liquidation Preference of such Preferred Stock on the Special Conversion Adjustment Date divided by the Reference Price of the Common Stock; or

(3) if, following the Change of Control (and after giving effect to any adjustment to the Conversion Rate as described under paragraph (j) below), the Preferred Stock is convertible into (a) Common Stock that is not traded on a United States national or regional stock exchange or quoted on the NNM or a shelf registration statement with respect to resales of such Common Stock is not effective and available or the Common Stock is not otherwise freely tradeable without registration under the Securities Act (other than as a result of the holder being an Affiliate of the Company), or (b) property other than cash or Common Stock, the Conversion Rate will be adjusted so that each share of Preferred Stock then outstanding will be convertible into such number of shares of Common Stock as shall be equal to the Liquidation Preference of such Preferred Stock on the Special Conversion Adjustment Date divided by the Discounted Reference Price of the Common Stock.

Notwithstanding the foregoing, the special conversion adjustment set forth in this subparagraph (g)(iii) shall not be made if it would result in a lower Conversion Rate.

(B) To exercise the special conversion rights set forth in subparagraph (g)(iii), a Holder must comply with the provisions described under subparagraph (j)(iii) below on or before the 30th day after the Special Conversion Adjustment Date (the “Special Conversion Expiration Date”). If the special conversion rights are not exercised on or prior to the Special Conversion Expiration Date, the Conversion Rate of the Preferred Stock remaining outstanding will be adjusted immediately following the Special Conversion Expiration Date to the Conversion Rate in effect immediately prior to the Special Conversion Adjustment Date (and to extent not otherwise adjusted, giving effect to any adjustment to the Conversion Rate set forth under paragraph (j) below as a result events occurring after the date of the Change of Control).

(v) (A) If a Change of Control occurs on or after December 23, ~~2005 or any earlier refinancing of, or termination of all covenants with respect to, the Old Senior Notes~~ 2005, the Company shall be required to make an offer to each Holder to acquire any or all of such Holder’s Preferred Stock on a date (an “Acquisition Date”) that is not more than 45 days after the date of the Change of Control at a tender price equal to the Liquidation Preference thereof on the Acquisition Date. The Company may, at its option, in lieu of paying the tender price in cash, pay the tender price or a portion thereof in Common Stock or in a combination of cash and Common Stock.

(B) To exercise the special tender right set forth in subparagraph (g) (iv), a Holder must deliver on or before the 30th day after the date of the Change of Control Company Notice written notice to the Transfer Agent of the Holder’s exercise of such right, together with the Preferred Stock certificates with respect to which the right is being exercised. Any such notice by the Holder may be withdrawn by the Holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the Acquisition Date. The notice of withdrawal shall state the number of shares of Preferred Stock and the certificate numbers of the Preferred Stock certificates as to which the withdrawal notice relates and the number of shares, if any, which remain subject to the Holder’s notice.

(C) With respect to any Change of Control occurring after December  ~~23, 2005 or any earlier refinancing of, or termination of all covenants with respect to, the Old Senior Notes,~~  23, 2005, the Change of Control Company Notice shall also specify (w) the tender price and the purchase date, which shall be 45 days after the date of the Change of Control Company Notice (the “Change of Control Payment Date”); (x) that the Liquidation Preference of any shares of Preferred Stock not tendered or converted will continue to accrete in accordance with the terms hereof; (y) that, unless the Company defaults in the payment of the tender price, the Liquidation Preference of all shares of Preferred Stock accepted for payment pursuant to this paragraph (g) shall cease to accrete on and after the Change of Control Payment Date and all rights of the Holders of Preferred Stock accepted for payment shall terminate on and after the Change of Control Payment Date and (z) a description of the procedures to be followed by such Holder in order to have its shares of Preferred Stock repurchased.

(D) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment shares of Preferred Stock tendered pursuant to this paragraph (g) and (2) promptly mail to each Holder of Preferred Stock so accepted payment in an amount equal to the tender price for such shares and unless the Company defaults in the payment for the shares of Preferred Stock tendered pursuant to this paragraph (g), the Liquidation Preference shall cease to accrete with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall publicly announce the results of its offer to purchase Preferred Stock pursuant to this paragraph (g) on or as soon as practicable after the Change of Control Payment Date.

(vi) (A) The Company shall comply with Rule 13e-4 under the Exchange Act and any securities laws and regulations to the extent such laws and regulations are applicable to the repurchase of shares of the Preferred Stock in connection with a Change of Control.

(B) Upon determination of the adjusted Conversion Rate pursuant to subparagraph (g)(iii) or, in the event the Company elects to pay all or a portion of the tender price in Common Stock, upon determination of the actual number of shares of Common Stock to be paid in lieu of cash in accordance with paragraph (i), the Company will publicly announce such determination and file a Current Report on Form 8-K with the Commission.

(C) If the Transfer Agent holds money or securities sufficient to pay the tender price on the Business Day following the Acquisition Date, then, on and after such date, each share of Preferred Stock tendered to the Company will cease to be outstanding and the Liquidation Preference thereon shall cease to accrete whether or not book-entry transfer of such Preferred Stock is made or such Preferred Stock is delivered to the Transfer Agent, and all other rights of the Holder thereof shall terminate (other than the right to receive the tender price, without interest, upon book-entry transfer or delivery of the Preferred Stock certificate).

      (h) ~~CONVERSION OR TENDER AT THE OPTION OF THE HOLDER. (i) The Company shall (subject to the legal availability of funds therefor) make an offer to each Holder to purchase on December 23, 2005, and December 23, 2008 (each, a “Tender Date”), any outstanding shares of Preferred Stock upon delivery of a written notice (a “Notice”) by the Holder to the office of the Transfer Agent at any time from the opening of business on the date that is 20 Business Days prior to such Tender Date until the close of business on such Tender Date, which Notice has not been withdrawn.~~  [Intentionally deleted]

      ~~(ii) (A) The Notice shall state (w) the certificate numbers of the shares of Preferred Stock to be delivered by the Holder thereof for acquisition by the Company; (x) the number of shares of Preferred Stock to be acquired; (y) that such Preferred Stock is to be acquired by the Company pursuant to the applicable provisions of this Certificate of Designation and (z) if the Company elects to pay the tender price to be paid as of such Tender Date in Common Stock, in whole or in part, but such tender price is ultimately to be paid to such Holder entirely in cash because any of the conditions to payment of the tender price (or portion thereof) in Common Stock set forth in paragraph (i) below is not satisfied by the Tender Date whether such Holder elects (1) to withdraw such Notice as to some or all of the Preferred Stock to which it relates (stating the certificate numbers of the shares of Preferred Stock as to which such withdrawal shall relate), or (2) to receive cash in respect of the entire tender price for all shares of Preferred Stock subject to such Notice. If the Holder fails to indicate, in the Notice and in any written notice of withdrawal relating to such Notice, such Holder’s choice with respect to the election described in clause (z) above, such Holder shall be deemed to have elected to receive cash in respect of the entire tender price for all shares of Preferred Stock subject to such Notice in such circumstances.~~

~~(B) Any Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Transfer Agent prior to the close of business on the Tender Date. The notice of withdrawal shall state the certificate numbers of the shares of Preferred Stock as to which the withdrawal notice relates and the number of shares, if any, which remain subject to the Notice.~~

~~(iii) (A) The tender price payable in respect of a share of Preferred Stock shall be equal to the Liquidation Preference on the Tender Date. The Company may, at its option, in lieu of paying the tender price in cash, pay the tender price or a portion thereof in Common Stock or in a combination of cash and Common Stock.~~

~~Payment of the tender price for Preferred Stock for which a Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Preferred Stock (together with necessary endorsements) to the Transfer Agent at its office in the Borough of Manhattan, The City of New York, or any other office of the paying agent maintained for such purpose, at any time (whether prior to, on or after the Tender Date) after delivery of such Notice. Payment of the tender price for such will be made promptly following the later of the Tender Date or the time of book-entry transfer or delivery of such Preferred Stock. If the Transfer Agent holds money or securities sufficient to pay the tender price of such Preferred Stock on the Business Day following the Tender Date, then, on and after such date, such Preferred Stock will cease to be outstanding and the Liquidation Preference on such Preferred Stock will cease to accrete whether or not book-entry transfer of such Preferred Stock is made or such Preferred Stock is delivered to the Transfer Agent, and all other rights of the Holder shall terminate (other than the right to receive the tender price, without interest, upon delivery or book-entry transfer of the Preferred Stock).~~

      ~~(iv) The Company will comply with the provisions of Rule 13e-4 of the Exchange Act and any other tender offer rules under the Exchange Act which may then be applicable and will file a Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to acquire Preferred Stock at the option of Holders pursuant to subparagraph (h)(i).~~

      (i) PAYMENTS IN COMMON STOCK. (i) If the Company elects to pay any redemption price  ~~or tender price~~, in whole or in part, in Common Stock, the number of shares to be delivered in respect of the portion of such redemption price ~~or tender price~~ to be paid in Common Stock shall be equal to such portion of the redemption price ~~or tender price~~ divided by the Market Price of the Common Stock. No fractional shares of Common Stock will be delivered upon any acquisition of Preferred Stock by the Company through the delivery of Common Stock in payment, in whole or in part, of the redemption~~price or tender~~ price. Instead, the Company, at its option, will either round up to full shares or pay cash based on the Market Price for all fractional shares of Common Stock. The Company may elect to pay the redemption price ~~or tender price~~ in Common Stock only if the Common Stock is listed on a United States national or regional stock exchange or quoted by the NNM.

      (ii) At least 23 Trading Days prior to any ~~Redemption Date,~~ Acquisition Date or ~~Tender~~ Redemption Date, the Company must give notice (a “Company Notice”) to the Holders of its intention to pay the redemption ~~price or tender~~ price, or any portion thereof, in Common Stock (specifying the percentage thereof). Upon determination of the actual number of shares of Common Stock in accordance with the foregoing provisions, the Company will publicly announce such determination and file a Current Report on Form 8-K with the Commission.

      (iii) The Company’s right to pay the redemption price ~~or tender price~~ (or a portion thereof) in Common Stock is subject to: (1) the delivery by the Company ~~having given~~ of a timely Company Notice of its election to purchase all or a specified percentage of the Preferred Stock with Common Stock as provided herein; (2) the registration of resales of the Common Stock under the Securities Act, if required for the Common Stock to be freely tradeable (assuming the Holder thereof is not an Affiliate of the Company); (3) the issuance of such Common Stock being in compliance with other applicable federal and state securities laws, if any; and (4) the receipt by the Transfer Agent of an ~~officers’~~ officer’s certificate and an opinion of counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with the terms hereof and (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the ~~tender price or~~ redemption price have been duly authorized and, when issued and delivered pursuant to the terms hereof in payment of the ~~tender price or~~ redemption price will be validly issued, fully paid and nonassessable, and, in the case of such officers’ certificate, stating that conditions (1), (2) and (3) above have been satisfied (and setting forth the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the ~~Acquisition Date, Tender Date or~~ Redemption Date as applicable) and, in the case of such opinion of counsel, stating that conditions (2) and (3) above have been satisfied.

      If such conditions are not satisfied by the applicable Acquisition Date~~,~~ or Redemption ~~Date or Tender~~ Date, the Company will pay the ~~tender price or~~ redemption price on such Acquisition Date~~,~~ or Redemption ~~Date or Tender~~ Date entirely in cash (except as provided in paragraph (g)~~)~~.

      (j) CONVERSION. (i) A Holder may convert its Preferred Stock into Common Stock, unless previously redeemed or repurchased, at any time prior to the close of business on December 23, 2013; provided that if a share of Preferred Stock is called for redemption, the Holder may convert it only until the close of business on the applicable Redemption Date unless the Company defaults in the payment of the redemption price. Preferred Stock which a Holder has tendered for acquisition by the Company or, as described in paragraph (g), a third party acquiror pursuant to an offer to acquire, may be converted only if such Preferred Stock is withdrawn in accordance with the terms of such offer.

      The initial Conversion Rate (the “Conversion Rate”) is ~~9.7441~~19.4882 shares of Common Stock per share of Preferred Stock, subject to adjustment upon the occurrence of certain events, as described below. As promptly as practicable on or after the Conversion Date, the Company will issue and deliver to the ~~conversion agent~~ Transfer Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, with any fractional shares rounded up to full shares or, at the Company’s option, paid in cash in lieu of any fraction of a share, based on the Sale Price of the Common Stock on the Trading Day preceding the Conversion Date. In addition, if a Holder elects to convert, the Company will pay to such Holder, contemporaneously with the delivery of Common Stock issuable upon conversion, the sum of $30.00 per share of Preferred Stock (the “Special Dividend”).

      (ii) The Company’s delivery to the Holder of (A) the number of shares of Common Stock into which the Preferred Stock is convertible (together with the cash payment, if any, in lieu of fractional shares of Common Stock) and (B) the Special Dividend, will be deemed to satisfy the Company’s obligation to pay the Liquidation Preference on the Preferred Stock to the Conversion Date.

      (iii) To convert certificated Preferred Stock into Common Stock, a Holder must (~~i~~A) complete and manually sign the conversion notice on the back of the Preferred Stock certificate (or complete and manually sign a facsimile thereof) and deliver such notice to the Transfer Agent, (~~ii~~B) surrender the Preferred Stock certificate to the Transfer Agent, (~~iii~~C) if required, furnish appropriate endorsements and transfer documents, and (~~iv~~D) if required, pay all transfer or similar taxes. The date on which all of the foregoing requirements have been satisfied is the “Conversion Date.”

      (iv) All shares of Common Stock delivered upon conversion of the Preferred Stock shall ~~and~~ be validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

      (v) The Conversion Rate shall be subject to adjustments from time to time as set forth in subparagraph (g)(iii) and as follows:

(A) If the Company shall hereafter pay a dividend or make a distribution in Common Stock to all holders of any outstanding class or series of Common Shares of the Company, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding ~~(including the number of shares issuable upon conversion of all then outstanding shares of Class B Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock)~~, at the close of business on the Record Date (as defined in subparagraph (viii) below) fixed for such dividend or distribution and of which the numerator shall be the sum of such number of outstanding shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the Record Date fixed for the determination of ~~shareholders~~ stockholders entitled to receive such dividend or distribution. If any dividend or distribution of the type described in this subparagraph (v)(A) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(B) If the Company shall offer or issue rights, options or warrants to all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the average market price (determined as provided in subparagraph (j)(viii) below) on the Record Date fixed for the determination of ~~shareholders~~ stockholders entitled to receive such rights, options or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction of which the denominator shall be the number of shares of Common Stock outstanding ~~(including the number of shares issuable upon conversion of all then outstanding shares of Class B Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock)~~ at the close of business on the Record Date plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares of Common Stock subject to such rights, options or warrants would purchase at such average market price and of which the numerator shall be the number of shares of Common Stock outstanding ~~(including the number of shares issuable upon conversion of all then outstanding shares of Class B Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock)~~ at the close of business on the Record Date plus the total number of additional shares of Common Stock subject to such rights, options or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of ~~shareholders~~ stockholders entitled to purchase or receive such rights, options or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Record Date fixed for the determination of ~~shareholders~~ stockholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than such average market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors. In lieu of the foregoing adjustment the Company may make adequate provision so that each Holder shall have the right to receive upon conversion of a share of Preferred Stock (or any portion thereof) the amount of such rights, options or warrants such Holder would have received had such Holder converted such share of Preferred Stock (or portion thereof) immediately prior to such Record Date.

(C) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(D) In case the Company shall issue any Common Stock or Right (as defined in subparagraph (viii) below) (excluding (i) any Right issued in any of the transactions described in subparagraphs (v)(A) or (v)(B) above, (ii) Common Stock issued pursuant to (x) any Rights outstanding on the Closing Date or (y) a Right, if on the date such Right was issued, the exercise, conversion or exchange price per share of Common Stock with respect thereto was at least equal to the then average market price of the Common Stock and (iii) any Common Stock or Right issued as consideration when any corporation or business is acquired, merged into or becomes part of the Company or a subsidiary of the Company in an arm’s-length transaction between the Company and another Person approved by the Board of Directors of the Company and, if such Person is an Affiliate of the Company, approved by a majority of the members of the Board of Directors who are neither (A) officers or employees of the Company nor (B) Affiliates of such other Person) at a price per share of Common Stock (determined in the case of any such Right, by dividing (x) the total consideration receivable by the Company in consideration of the sale and issuance of such Right, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Right) that is lower than the average market price per share of Common Stock in effect immediately prior to such sale or issuance, then the number of shares of Common Stock thereafter issuable upon conversion of each share of Preferred Stock shall be determined by multiplying the Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding ~~(including the number of shares issuable upon conversion of all then outstanding shares of Class B Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock)~~ immediately after such sale or issuance and the denominator of which shall be the number of shares of Common Stock outstanding ~~(including the number of shares issuable upon conversion of all then outstanding shares of Class B Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock)~~ immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such average market price per share of Common Stock. For purposes of this subparagraph (v)(D), the number of shares of Common Stock which the holder of any such Right shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such Right, plus the consideration or premiums stated in such Right to be paid for the Common Stock covered thereby. In case the Company shall sell and issue Common Stock or any Right for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the “price per share of Common Stock” and the “consideration received by the Company” for purposes of the first sentence of this subparagraph (v)(D), the Board of Directors of the Company shall determine, in good faith, the fair value of said property, which determination shall be evidenced by a resolution of the Board of Directors. In case the Company shall sell and issue any Right together with one or more other securities as part of a unit at a price per unit, then in determining the “price per share of Common Stock” and the “consideration received by the Company” for purposes of the first sentence of this subparagraph (v)(D), the Board of Directors of the Company shall determine, in good faith, the fair value of the Right then being sold as part of such unit.

(E) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in subparagraph (v)(B) of this paragraph (j), (ii) any dividend or distribution paid exclusively in cash, and (iii) any dividend or distribution referred to in subparagraph (v)(A) of this paragraph (j) ~~and (iv) any merger or consolidation to which subparagraph (l)(i) applies)~~, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date fixed for the determination of ~~shareholders~~ stockholders entitled to receive such distribution by a fraction of which the denominator shall be the average market price per share of the Common Stock on such Record Date less the then Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the numerator shall be such average market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that, in the event the then Fair Market Value (as so determined) of the portion of the distributed securities so distributed applicable to one share of Common Stock is equal to or greater than the average market price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a share of Preferred Stock (or any portion thereof) the amount of distributed securities such Holder would have received had such Holder converted such share of Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this subparagraph (E) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the average market price per share pursuant to subparagraph (ix)(b).

(F) If the Company shall, by dividend or otherwise, make a Cash Distribution in an aggregate amount that, combined together with (1) the aggregate amount of any other Cash Distributions made within the 12 months preceding the date of payment of such current Cash Distribution in respect of which no adjustment pursuant to subparagraph (j)(v)(F) or (j)(v)(G) has been made and (2) the aggregate amount of any Excess Purchase Payments made within the 12 months preceding the date of payment of such current Cash Distribution in respect of which no adjustment pursuant to subparagraph (j)(v)(F) or (j)(v)(G) has been made, exceeds 10% of the Company’s Market Capitalization on the Record Date for such current Cash Distribution (the amount of such excess being the “Distribution Excess Amount”), then, and in each such case, immediately after the close of business on the Record Date for such current Cash Distribution, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect at the close of business on such Record Date by a fraction (i) the denominator of which shall be equal to the average Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such Record Date less an amount equal to the quotient of (x) the Distribution Excess Amount divided by (y) the number of shares of Common Stock outstanding on such Record Date ~~plus the number of shares of Common Stock issuable upon conversion of all shares of Class B Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock outstanding on such Record Date~~ and (ii) the numerator of which shall be equal to the average Sale Prices per share of Common Stock for the ten consecutive

Trading Days immediately prior to such Record Date. If such current Cash Distribution is not made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such current Cash Distribution had not been declared.

(G) If the Company or any of its subsidiaries shall make Excess Purchase Payments with respect to any tender offer in an aggregate amount that, combined together with (1) the aggregate amount of any other Excess Purchase Payments made by the Company or any of its subsidiaries within the 12 months preceding such current Excess Purchase Payment in respect of which no adjustment pursuant to subparagraph (j)(v)(F) or (j)(v)(G) has been made and (2) the aggregate amount of any Cash Distributions made within the 12 months preceding such current Excess Purchase Payment in respect of which no adjustment pursuant to subparagraph (j)(v)(F) or (j)(v)(G) has been made, exceeds 10% of the Company’s Market Capitalization as of the Expiration Date for such tender offer (the amount of such excess being the “Tender Excess Amount”), then, and in each such case, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect at the close of business on the Expiration Date by a fraction (i) the denominator of which shall be equal to the average Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the Expiration Date less an amount equal to the quotient of (x) the Tender Excess Amount divided by (y) the number of shares of Common Stock outstanding on such Expiration Date ~~plus the number of shares of Common Stock issuable upon conversion of all shares of Class B Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock outstanding on such Expiration Date~~ (but excluding any shares purchased in such tender offer) and (ii) the numerator of which shall be equal to the average Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the Expiration Date. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made.

      (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate then in effect; provided, however, that any adjustments that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. All calculations under subparagraph (j)(v) shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

      (vii) The Company will provide to the Holders reasonable notice (which obligation may be satisfied by means of a public announcement and the filing of a Current Report on Form 8-K with the Commission) of any event that would result in an adjustment to the Conversion Rate pursuant to this paragraph (j) so as to permit the Holders to effect a conversion of Preferred Stock into shares of Common Stock prior to the occurrence of such event.

      (viii) For purposes of this paragraph (j), the following terms shall have the meaning indicated:

a. “average market price” means the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question.

b. “Cash Distribution” means the distribution by the Company to all holders of its Common Stock of cash (excluding any cash that is part of a distribution referred to in subparagraph (j)(v)(E) or cash distributed upon a merger or consolidation described in subparagraph (j)(xii)).

c. “Excess Purchase Payment” means the excess, if any, of (i) the amount of cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a board resolution) of any non-cash consideration required to be paid with respect to one share of Common Stock acquired or to be acquired in a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock over (ii) the Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Date for such tender offer.

d. “Expiration Date” for any tender offer means the last day tenders of Common Stock can be made pursuant to a tender offer by the Company or any of its subsidiaries for all or a portion of the Common Stock.

e. “Market Capitalization” means, with respect to any specified date, the product of (i) the average Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date times (ii) the number of shares of Common ~~Stock outstanding on such date plus the number of shares of Common Stock issuable upon conversion of all shares of Class B Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred~~ Stock outstanding on such date.

f. “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of ~~shareholders~~ stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

g. “Right” shall mean any right, option or warrant to subscribe for or purchase Common Stock.

      (ix) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment is effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at such Holder’s last address appearing on the register of Holders maintained by the Transfer Agent within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

      (x) In any case in which this paragraph provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to any Holder of any Preferred Stock converted after such Record Date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment. In the case of any such deferral, if the event triggering an adjustment under subparagraph (j)(v) does not occur, the Conversion Rate in respect of any conversion effected during such deferral period shall be the Conversion Rate in effect immediately prior to the date of the relevant event.

      (xi) For purposes of this paragraph (j), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company shall not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

      (xii) In the case of (x) any reclassification of the Common Stock or (y) a consolidation or merger involving the Company or a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the conversion right with respect to the then outstanding Preferred Stock will be changed into the right to convert such Preferred Stock into the kind and amount of shares of stock, securities or other property or assets (including cash) which they would have owned or been entitled to receive upon such reclassification, consolidation, merger, sale or conveyance had such Preferred Stock been converted immediately prior to such reclassification, consolidation, merger, sale or conveyance at the then effective Conversion Rate applicable to the Preferred Stock, assuming that a Holder would not have exercised any rights of election as to the stock, securities or other property or assets (including cash) receivable in connection therewith.

      (xiii) Without limiting the Company’s right and ability to take any other action with respect to the Preferred Stock or any portion thereof, the Company from time to time may, to the extent permitted by law, increase the Conversion Rate by any amount for any period of at least 20 days if the Board of Directors has made a determination, in its sole discretion, that such increase would be in the best interests of the Company, which determination shall be conclusive. The Company will give notice of such increase at least 15 days prior to the increase. The Company may, at its option, make such increases in the Conversion Rate, in addition to and subject to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or rights to acquire stock or from any event treated as such for income tax purposes.

      (xiv) Without limiting any other exception contained in paragraph (j), and in addition thereto, no adjustment under subparagraph (j)(v)(D) need be made for:

a. grants of Rights or issuances of Common Stock to employees, officers or independent directors of the Company or any of its subsidiaries (and issuances of Common Stock upon the exercise, exchange or conversion of any such Rights) pursuant to the terms of any incentive equity, stock purchase or similar plan maintained or sponsored by the Company or any of its subsidiaries, so long as such plan has been approved by the Board of Directors of the Company, including, without limitation, the Company’s Amended and Restated Incentive Equity Plan and Employee Stock Purchase Plan;

b. issuances of Rights or Common Stock in bona fide public offerings or private placements pursuant to Section 4(2) of the Securities Act, Regulation D thereunder or Regulation S under the Securities Act, involving at least one investment bank of national reputation (provided any such private placement is to 10 or more beneficial holders); or

c. any issuance of Rights or Common Stock if the Company committed to issue such Rights or Common Stock prior to their issuance for an amount of consideration per share of Common Stock (determined in the case of a Right as set forth in subparagraph (j)(v)(D)) not less than the Sale Price of the Common Stock on the date of such commitment.

      (k) MANDATORY CONVERSION. (i) At any time on and after the E&P Notice Date, if the Company reasonably believes that any shares of Preferred Stock are held by or on account of a Non- U.S. Holder, such Preferred Stock will be subject to mandatory conversion (a “Mandatory Conversion”), at the option of the Company, upon written notice (a “Mandatory Conversion Notice”) to such Non-U.S. Holder. In addition, if at any time on and after the E&P Notice Date upon any (x) optional redemption by the Company of a Holder’s Preferred Stock, (y) tender by a Holder of any of such Holder’s Preferred Stock for acquisition thereof by the Company, or (z) exercise by a Holder of any of its conversion rights, the Company reasonably believes that any such Holder is a Non-U.S. Holder, the Preferred Stock held by such Holder will be subject to Mandatory Conversion, and such Mandatory Conversion will preempt any conversion or tender rights that any such Non-U.S. Holder would otherwise have in respect of its Preferred Stock.

      (ii) The Mandatory Conversion Notice will be mailed to the Non-U.S. Holder’s address as it appears on the register of Holders maintained by the Transfer Agent and shall specify the number of the shares of Preferred Stock subject to such notice, the certificate numbers of such shares (if such shares are held in certificated form by such Non-U.S. Holder) and the basis for the Company’s belief that any such Holder is a Non-U.S. Holder. Such Holder’s Preferred Stock will be deemed to have been converted as of the date of the Mandatory Conversion Notice unless such Holder has established within 10 days after the date of any such notice by written documentation or other evidence to the Company’s reasonable satisfaction, that it is a U.S. Holder.

      (iii) The Company will issue and deliver to the Transfer Agent a certificate or certificates for the full number of shares of Common Stock issuable upon the Mandatory Conversion, with any fractional shares rounded up to full shares or, at the Company’ s option, paid in cash in lieu of any fraction of a share, based on the Sale Price of the Common Stock on the Trading Day preceding the applicable Mandatory Conversion Notice. Any Mandatory Conversion will be conducted in accordance with the conversion procedures described under paragraph (j). The Company’s delivery to the Holder of the number of shares of Common Stock into which such Holder’s Preferred Stock is convertible hereunder (together with the cash payment, if any, in lieu of fractional shares of Common Stock, if any) will be deemed to satisfy the Company’s obligation to pay the Liquidation Preference on the Preferred Stock to the applicable Conversion Date.

      (iv) If the Transfer Agent holds, in accordance herewith, Common Stock sufficient to pay the conversion price on the date of the Mandatory Conversion Notice with respect to any Preferred Stock, then, on and after such date, such share of Preferred Stock will cease to be outstanding and the Liquidation Preference thereon shall cease to accrete whether or not book-entry transfer of such Preferred Stock is made or such Preferred Stock is delivered to the Transfer Agent, and all other rights of the Holder shall terminate (other than the right to receive the Common Stock upon delivery of the Preferred Stock certificate or book-entry transfer of such Preferred Stock to the Transfer Agent).

      (l) ~~(l) CERTAIN COVENANTS. (i) MERGER, CONSOLIDATION AND SALE OF ASSETS. Without the affirmative vote or consent of the holders of a majority of the then issued and outstanding shares of Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless: (x) the entity formed by such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the “resulting entity”) shall be a corporation organized or existing under the laws of the United States or any State thereof or the District of Columbia; (y) the Preferred Stock shall remain unchanged or be converted into or exchanged for and shall become shares of such resulting entity, having in respect of such resulting entity substantially the same (or more favorable) powers, preferences and relative participating, optional or other special rights, and substantially the same (or more favorable) qualifications, limitations or restrictions thereon, that the Preferred Stock had immediately prior to such transaction (provided that (1) if, in accordance with this Certificate of Designation, the Preferred Stock shall become convertible into a different amount or type of securities, cash or other property, such change shall not be deemed to be a change in the powers, preferences and relative participating, optional or other special rights of the Preferred Stock and (2) the fact that the resulting entity has authorized or outstanding any securities, other than Senior Securities, shall not be deemed to be a change in the powers, preferences and relative participating, optional or other special rights of the Preferred Stock); and (z) immediately after giving effect to such transaction, no Voting Rights Triggering Event shall have occurred and be continuing; provided that the foregoing shall not be applicable to a transaction or event that constitutes a Change of Control.~~ [Intentionally deleted]

      ~~(ii) REPORTS. Whether or not required by the rules and regulations of the Commission, so long as any shares of Preferred Stock are outstanding, the Company will furnish to the Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-Q and Form 10-K if the Company were required to file such forms, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants and (ii) all Current Reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In the event the Company has filed any such report or form with the Commission, it will not be obligated to separately furnish the report or form to any Holder unless and until such Holder requests a copy of the report or form. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports or forms with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.~~

      (m) AMENDMENT, SUPPLEMENT AND WAIVER. (i) The Company may amend this Certificate of Designations with the written consent or vote of the Holders of a majority of the Preferred Stock then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Preferred Stock) and any past default or failure to comply with any provisions of this Certificate of Designations may also be waived with the written consent or vote of such Holders. Notwithstanding the foregoing, however, without the consent of the Holders of at least ~~662~~66 2/3% of the then outstanding shares of Preferred Stock, an amendment or waiver may not (with respect to any shares of the Preferred Stock held by a non-consenting Holder): (A) alter the voting rights with respect to the Preferred Stock or reduce the number of shares of the Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (B) reduce the amount of or rate of accretion of the Liquidation Preference of any share of the Preferred Stock or adversely alter the provisions with respect to the redemption of the Preferred Stock, (C) ~~waive a default in the payment of Liquidated Damages (if any) on the Preferred Stock, (D)~~make any change that adversely affects the right to convert the Preferred Stock or the right to require the Company to purchase the Preferred Stock, (~~E~~D) make any share of the Preferred Stock payable in money other than United States dollars, (~~F~~E) make any change in the provisions of this Certificate of Designations relating to waivers of the rights of Holders to receive the Liquidation Preference ~~or Liquidated Damages (if any)~~ on the Preferred Stock, or (~~G~~F) make any change in the foregoing amendment and waiver provisions.

      (ii) Notwithstanding the foregoing, without the consent of any Holder, the Company may (to the extent permitted by Delaware law) amend or supplement this Certificate of Designation to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of the Preferred Stock in addition to or in place of certificated shares of the Preferred Stock or to make any change that would provide any additional rights or benefits to the Holders or to make any change that the Board of Directors determines, in good faith, is not materially adverse to the Holders.

      (n) PREEMPTIVE RIGHTS. No shares of Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

      (o) REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

      (p) BUSINESS DAY. If any payment, redemption, repurchase or conversion shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or conversion shall be made on the immediately succeeding Business Day.

      (q) DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires. The words “herein,” “hereof” and “hereunder” and words of similar import, shall be construed to refer to this Certificate of Designation as amended from time to time.

      “Accrual Date” means each March 23, June 23, September 23 and December 23 commencing March 23, 1999 and ending on December 23, 2013.

      “Acquisition Date” has the meaning set forth in subparagraph (g)(iii)(A) and (g)(iv) hereof.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

      “Business Day” means any day except a Saturday or Sunday or other day on which commercial banks in The City of New York are required or authorized by law or other governmental action to be closed.

      “Change of Control Company Notice” has the meaning set forth in subparagraph (g)(ii) hereof.

      “Change of Control Payment Date” has the meaning set forth in subparagraph (g)(iv)(C) hereof.

      “~~Class A Preferred Stock” means shares of Class A Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company.~~

      ~~“Class B Common Stock” means shares of Class B Non-Voting Common Stock, par value $.001 per share, of the Company.~~

      ~~“Class B Preferred Stock” means shares of Class B Convertible Preferred Stock, par value $.01 per share, of the Company.~~

      ~~“Class C Preferred Stock” means shares of Class C Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company.“~~ Closing Date” means the date on which the ~~Original~~ Preferred Stock ~~is~~ was originally issued under this Certificate of Designation.

      “Commission” means the Securities and Exchange Commission.

      “Common Shares” of any Person means capital stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.

      “Common Stock” means the shares of Class A Common Stock, par value $0.001 per share, of the Company, and any other capital stock of the Company into which such Common Stock may be converted, or reclassified or that may be issued in respect of, in exchange for or in substitution of, such Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

      “Company Notice” has the meaning set forth in subparagraph (i)(ii) hereof.

      “Conversion Adjustment Notice” has the meaning set forth in subparagraph (g)(iii)(A) hereof.

      “Conversion Date” has the meaning set forth in subparagraph (j)(iii) hereof.

      “Conversion Dividend” has the meaning set forth in subparagraph (j)(i) hereof.

      “Conversion Rate” has the meaning set forth in subparagraph (j)(i) hereof.

      ~~“Discounted Reference Price” means 80% of the average of the Sale Prices of the Common Stock for (x) if the Preferred Stock is convertible into Common Stock that is traded on a United States national or regional stock exchange or quoted on the NNM but a shelf registration statement with respect to resales of such Common Stock is not effective and available and the Common Stock is not otherwise freely tradeable (assuming the Holder thereof is not an Affiliate of the Company) without registration under the Securities Act, the ten Trading Day period ending on the third Business Day prior to the applicable Special Conversion Adjustment Date if the third Business Day prior to the applicable Special Conversion Adjustment Date is a Trading Day, or if such day is not a Trading Day, then on the last Trading Day prior to such third Business Day and (y) if the Preferred Stock is convertible into Common Stock that is not traded on a United States national or regional stock exchange or quoted on the NNM, the most recent ten Trading Day period prior to the Special Conversion Adjustment Date for which Sale Prices are available.~~

      “E&P Notice Date” means the later of January 1, 2001 and the date 90 days after the Company gives notice to the Holders that it expects to have earnings and profits for U.S. federal income tax purposes.

      ~~“Effectiveness Period” has the meaning set forth in the Registration Rights Agreement.~~

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Holder” means a registered holder of Preferred Stock.

      “Initial Liquidation Preference” has the meaning set forth in the preamble hereof.

      “Junior Securities” has the meaning set forth in paragraph (b) hereof.

      ~~“Liquidated Damages” has the meaning set forth in subparagraph (c)(ii) hereof.~~

      “Liquidation Preference” for each share of Preferred Stock for any specified date shall be as follows:

(i) if such specified date occurs on one of the following Accrual Dates, the Liquidation Preference per share will equal the amount set forth below for such Accrual Date:

	Liquidation			Liquidation
Accrual Date	Preference		Accrual Date	Preference

March 23, 2005		$449.2572	September 23, 2009		$677.9718
June 23, 2005		459.6463	December 23, 2009		693.6499
September 23, 2005		470.2756	March 23, 2010		709.6906
December 23, 2005		481.1508	June 23, 2010		726.1021
March 23, 2006		492.2774	September 23, 2010		742.8933
June 23, 2006		503.6613	December 23, 2010		760.0727
~~March~~ September 23,  ~~1999~~  2006	~~$~~	~~259.5412~~	~~September~~March 23,  ~~2006~~2011	~~$~~	~~515.3085~~
		$515.3085			777.6493
~~June~~  December 23,  ~~1999~~  2006	~~$~~	~~265.5431~~	~~December~~  June 23,  ~~2006~~ 2011	~~$~~	~~527.2250~~
		$527.2250			795.6325
~~September~~  March 23,  ~~1999~~2007		~~271.6838~~ 539.4170	~~March~~  September 23,  ~~2007~~  2011		~~539.4170~~ 814.0315
~~December~~June 23,  ~~1999~~2007		~~277.9665~~ 551.8911	~~June~~  December 23,  ~~2007~~  2011		~~551.8911~~ 832.8560
~~March~~  September 23,  ~~2000~~2007		~~284.3945~~  564.6535	~~September~~  March 23,  ~~2007~~  2012		~~564.6535~~ 852.1158
~~June~~  December 23,  ~~2000~~  2007		~~290.9711~~ 577.7112	~~December~~  June 23,  ~~2007~~  2012		~~577.7112~~ 871.8209
~~September~~  March 23,  ~~2000~~  2008		~~297.6998~~ 591.0707	~~March~~  September 23,  ~~2008~~  2012		~~591.0707~~ 891.9818
~~December~~  June 23,  ~~2000~~  2008		~~304.5841~~ 604.7392	~~June~~  December 23,  ~~2008~~  2012		~~604.7392~~ 912.6089
~~March~~  September 23,  ~~2001~~2008		~~311.6276~~  618.7238	~~September~~  March 23,  ~~2008~~  2013		~~618.7238~~ 933.7130
~~June~~  December 23,  ~~2001~~2008		~~318.8340~~  633.0318	~~December~~  June 23,  ~~2008~~  2013		~~633.0318~~  955.3051
~~September~~March 23,  ~~2001~~  2009		~~333.7506~~ 647.6707	~~March~~  September 23,  ~~2009~~  2013		~~647.6707~~ 977.3965
~~December~~  June 23,  ~~2001~~  2009	~~333.7506~~ $	662.6481	~~June~~  December 23,  ~~2009~~  2013	~~662.6481~~ $	1,000.0000
~~March 23, 2002~~		~~341.4686~~	~~September 23, 2009~~		~~677.9718~~
~~June 23, 2002~~		~~349.3650~~	~~December 23, 2009~~		693.6499
~~September 23, 2002~~		~~357.4441~~	~~March 23, 2010~~		~~709.6906~~

	Liquidation			Liquidation
Accrual Date	Preference		Accrual Date	Preference

~~December 23, 2002~~		~~365.7100~~	~~June 23, 2010~~		~~726.1021~~
~~March 23, 2003~~		~~374.1670~~	~~September 23, 2010~~		~~742.8933~~
~~June 23, 2003~~		~~382.8196~~	~~December 23, 2010~~		~~760.0727~~
~~September 23, 2003~~		~~391.6723~~	~~March 23, 2011~~		~~777.6493~~
~~December 23, 2003~~		~~400.7298~~	~~June 23, 2011~~		~~795.6325~~
~~March 23, 2004~~	~~$~~	~~409.9966~~	~~September 23, 2011~~	~~$~~	~~814.0315~~
~~June 23, 2004~~		~~419.4778~~	~~December 23, 2011~~		~~832.8560~~
~~September 23, 2004~~		~~429.1782~~	~~March 23, 2012~~		~~852.1158~~
~~December 23, 2004~~	~~$~~	~~439.1030~~	~~June 23, 2012~~	~~$~~	~~871.8209~~
~~March 23, 2005~~		~~449.2572~~	~~September 23, 2012~~		~~891.9818~~
~~June 23, 2005~~		~~459.6463~~	~~December 23, 2012~~		~~912.6089~~
~~September 23, 2005~~		~~470.2756~~	~~March 23, 2013~~		~~933.7130~~
~~December 23, 2005~~		~~481.1508~~	~~June 23, 2013~~		~~955.3051~~
~~March 23, 2006~~		~~492.2774~~	~~September 23, 2013~~		~~977.3965~~
~~June 23, 2006~~		~~503.6613~~	~~December 23, 2013~~		~~1,000.0000~~

(ii) if the specified date occurs before the first Accrual Date, (x) the Liquidation Preference will equal the sum of (a) the Initial Liquidation Preference and (b) an amount equal to the product of (1) the Liquidation Preference for the first Accrual Date less the Initial Liquidation Preference multiplied by (2) a fraction, the numerator of which is the number of days from (but including) the Closing Date to (but excluding) the specified date, using a 360-day year of twelve 30-day months; or

(iii) if the specified date occurs between two Accrual Dates, (x) the Liquidation Preference will equal the sum of (a) the Liquidation Preference for the Accrual Date immediately preceding such specified date and (b) an amount equal to the product of (1) the Liquidation Preference for the immediately following Accrual Date less the Liquidation Preference for the immediately preceding Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from (but including) the immediately preceding Accrual Date to (but excluding) the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 90.

      “Mandatory Conversion” has the meaning set forth in subparagraph (k)(i) hereof.

      “Mandatory Conversion Notice” has the meaning set forth in subparagraph (k)(i) hereof.

      “Mandatory Redemption Date” means December 23, 2013.

      “Market Price” means the average of the Sale Prices of the Common Stock for the 20 Trading Day period ending on the third Business Day prior to the applicable Acquisition Date~~,~~ or Redemption ~~Date or Tender~~ Date if the third Business Day prior to the applicable Acquisition Date~~,~~ or Redemption ~~Date or Tender~~Date is a Trading Day or, if it is not a Trading Day, then on the last Trading Day prior to such third Business Day. The Market Price shall be appropriately adjusted to take into account the occurrence during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such Acquisition Date~~,~~ or Redemption ~~Date or Tender~~ Date of certain events that would result in an adjustment of the Conversion Rate pursuant to subparagraphs (j)(v)(A), (j)(v)(C) and (j)(v)(E) hereof.

      “NNM” means the ~~Nasdaq~~NASDAQ Stock Market, Inc. or any successor thereto.

      “Non-U.S. Holder” means any Holder that is not a U.S. Holder.

      “Notice” has the meaning set forth in subparagraph (h)(i) hereof.

      ~~“Old Senior Notes” means the Company’s 9 3/4% Senior Redeemable Discount Notes Due 2004, 10 1/4% Senior Redeemable Discount Notes Due 2005 and 10 1/8% Senior Redeemable Discount Notes Due 2004.~~

      “Parity Securities” has the meaning set forth in paragraph (b) hereof.

      “Person” means any individual, corporation, partnership, limited liability company, joint venture, association joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      “Preferred Stockholder Approval Rights” has the meaning set forth in subparagraph (f)(ii)(A) hereof.

      ~~“Prospectus” has the meaning set forth in the Registration Rights Agreement.~~

      “Redemption Date” has the meaning set forth in subparagraph (e)(i)(A) hereof.

      “Redemption Notice” has the meaning set forth in subparagraph (e)(iii)(A) hereof.

      ~~“Reference Price” means the average of the Sale Prices of the Common Stock for the ten Trading Day period ending on the third Business Day prior to the applicable Special Conversion Adjustment Date if the third Business Day prior to the applicable Special Conversion Adjustment Date is a Trading Day, or if such day is not a Trading Day, then on the last Trading Day prior to such third Business Day. The Reference Price will be appropriately adjusted to take into account the occurrence during such period of certain events that would result in an adjustment of the Conversion Rate pursuant to subparagraphs (j)(v)(A), (j)(v)(C) and (j)(v)(E) hereof.~~

      ~~“Registrable Shares” has the meaning set forth in the Registration Rights Agreement.~~

      ~~“Registration Default” has the meaning set forth in subparagraph (c)(ii).~~

      ~~“Registration Rights Agreement” means the Registration Rights Agreement among the Company and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities LLC dated December 23, 1998.~~

      ~~“Resale Registration Statement” has the meaning set forth in the Registration Rights Agreement.~~

      “Sale Price” of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the NNM.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Senior Securities” has the meaning set forth in paragraph (b) hereof.

      ~~“Series D Preferred Stock” means the Series D Exchangeable Preferred Stock, par value $0.01 per share with a liquidation preference of $1,000 per share, of the Company.~~

      ~~“Series E Preferred Stock” means the Series E Exchangeable Preferred Stock, par value $0.01 per share with a liquidation preference of $1,000 per share, of the Company.~~

      “Special Conversion Adjustment Date” has the meaning set forth in subparagraph (g)(iii)(A) hereof.

      “Special Conversion Expiration Date” has the meaning set forth in subparagraph (g)(iii)(B) hereof.

      “~~Tender Date~~ Special Dividend” has the meaning set forth in subparagraph (~~h~~j)(i) hereof.

      “Trading Day” means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

      “Transfer Agent” means First Chicago Trust Company of New York or such other transfer agent as shall be appointed by the Company from time to time as transfer agent for the Preferred Stock and/or the Common Stock, and who is designated as such in a written notice sent by the Company to the Holders.

      “U.S. Holder” means a beneficial owner of Preferred Stock that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity treated as a corporation) created in or under the laws of the United States or of any State thereof; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (including certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that timely elected to continue to be treated as United States persons); or (v) a partnership that is created or organized in or under the laws of the United States or of any State thereof.

      “Voting Rights Triggering Event” has the meaning set forth in subparagraph (f)(iii)(A) hereof.

      “Zero Coupon Preferred Stock” means the Zero Coupon Convertible Preferred Stock Due 2013, par value $0.01 per share, of the Company.

      (r) TRANSFER AND LEGENDING OF SHARES. (i) No transfer of shares of the Preferred Stock or Common Stock shall be effective until such transfer is reflected on the register for the Preferred Stock maintained by the Transfer Agent. Until ~~registered and disposed of pursuant to the Resale Registration Statement,~~  the expiration of the ~~time~~ period referred to in Rule 144(k) (as then in effect) under the Securities Act from the Closing Date, or the ~~Company~~ company and the Holder of such shares otherwise agree, all shares of Preferred Stock and Common Stock shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN THE CASE OF THE PREFERRED STOCK, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN THE CASE OF THE COMMON STOCK ISSUABLE WITH RESPECT TO THE PREFERRED STOCK, IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

      In addition, the Preferred Stock (so long as it is outstanding) will bear the following legend:

IN ADDITION TO ANY OTHER APPLICABLE RESTRICTIONS, FROM AND AFTER THE LATER OF JANUARY 1, 2001 AND THE DATE 90 DAYS AFTER THE COMPANY GIVES NOTICE THAT IT EXPECTS TO HAVE EARNINGS AND PROFITS FOR U.S. FEDERAL INCOME TAX PURPOSES (THE LATER OF SUCH DATES BEING THE “E&P” NOTICE DATE”), THE PREFERRED STOCK MAY NOT BE HELD BY OR FOR THE ACCOUNT OF, OR TRANSFERRED TO ANY PERSON UNLESS SUCH PERSON IS EITHER (i) A CITIZEN OR INDIVIDUAL RESIDENT OF THE UNITED STATES, (ii) A CORPORATION (OR OTHER ENTITY TREATED AS A CORPORATION) CREATED IN OR UNDER THE LAWS OF THE UNITED STATES OR OF ANY STATE THEREOF, (iii) AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE, (iv) A TRUST IF A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER THE ADMINISTRATION OF THE TRUST AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL SUBSTANTIAL DECISIONS OF THE TRUST (INCLUDING CERTAIN TRUSTS IN EXISTENCE ON AUGUST 20, 1996 AND TREATED AS U.S. TAX PERSONS PRIOR TO SUCH DATE THAT TIMELY ELECTED TO CONTINUE TO BE TREATED AS U.S. PERSONS) OR (v) A PARTNERSHIP THAT IS CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR OF ANY STATE THEREOF (ANY PERSON DESCRIBED IN ANY OF CLAUSES (i) THROUGH (v) BEING, A “U.S. HOLDER”). ANY PREFERRED STOCK HELD BY OR FOR THE ACCOUNT OF A PERSON THAT IS NOT A U.S. HOLDER (A “NON-U.S. HOLDER”) AFTER THE E&P NOTICE DATE MAY BE CONVERTED BY THE COMPANY INTO COMMON STOCK AT THE CONVERSION RATE THEN IN EFFECT.

      (ii) The Transfer Agent shall refuse to register any attempted transfer of shares of Preferred Stock not in compliance with this paragraph (r).

      ~~(iii) In connection with proposed transfers of Preferred Stock to an institutional accredited investor, the Transfer Agent or the Company may require the transferor or transferee, as the case may be, to deliver the appropriate letter attached hereto as Exhibit A.~~

      IN WITNESS WHEREOF, Nextel Communications, Inc. has caused this Certificate of Designation to be executed in its corporate name by ~~Steven M. Shindler, its Vice President~~ [                    ], its [                    ] and attested by ~~Ried R. Zulager~~ Christie Hill, its Secretary, this            day of ~~December, 1998.~~ [                    ], 2005.

NEXTEL COMMUNICATIONS, INC.

By:	~~/s/ Steven M. Shindler~~

Name: ~~Steven M. Shindler~~
Title: ~~Vice President~~

Attest:

By:	~~/s/ Ried R. Zulager~~

~~Name: Ried R. Zulager~~
~~Title:   Secretary~~

Name: Christie Hill

Title:	Secretary

~~EXHIBIT A~~

~~Form of Certificate to Be~~

~~Delivered in Connection with~~
~~Transfers to Non-qib Accredited Investors~~

                    ~~, 2005~~

~~First Chicago Trust Company of New York~~

~~525 Washington Boulevard~~
~~Jersey City, NJ 07310~~
~~Attention:~~

~~Re:~~ 	~~Nextel Communications, Inc.~~

~~(the “Company”) Zero Coupon~~
~~Convertible Preferred~~
~~Stock due 2013 (the “Preferred Stock”)~~
~~convertible into Class A Common Stock,~~
~~par value $.001 per share,~~
~~of the Company (the “Common Stock”)~~

~~Dear Ladies and Gentlemen:~~

      ~~In connection with our proposed purchase of                      shares of the Preferred Stock, we confirm that:~~

~~1. We understand that any subsequent transfer of the Preferred Stock (and the Common Stock into which such Preferred Stock is convertible) is subject to certain restrictions and conditions set forth in the Certificate of Designation relating to the Securities (the “Certificate of Designation”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Preferred Stock and Common Stock except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).~~

~~2. We understand that the offer and sale of the Preferred Stock and Common Stock have not been registered under the Securities Act, and that the Preferred Stock and Common Stock may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Preferred Stock or Common Stock, we will do so only (1) in the case of the Preferred Stock, to a person whom we reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A, (2) in the case of the Common Stock, in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (3) to an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) in a transaction exempt from the registration requirements of the Securities Act, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (5) pursuant to an effective registration statement under the Securities Act, and in each case, in accordance with all applicable securities laws of the states of the United States. We further agree to provide to any person purchasing any of the Preferred Stock or Common Stock from us a notice advising such purchaser that resales of the Preferred Stock and the Common Stock are restricted as stated herein.~~

~~3. We understand that, on any proposed resale of any Preferred Stock or Common Stock, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Preferred Stock and Common Stock purchased by us will bear a legend to the effect set out in paragraph 2.~~

~~4. We are an institutional “accredited investor” and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Preferred Stock or Common Stock, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.~~

~~5. We are acquiring the Preferred Stock and the Common Stock purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.~~

~~6. We understand that from and after the date of January 1, 2001 and the date that the Company gives notice that it expects to have earnings and profits for U.S. federal income tax purposes, the Preferred Stock may not be held by or for the account of or transferred to a Non-U.S. Person, we agree to take appropriate action to ensure compliance with this restriction and we understand that the Preferred Stock purchased by us will bear a legend to that effect.~~

~~You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.~~

~~Very truly yours,~~

~~[Name of Holder]~~

~~By:~~
~~Authorized Signature~~

~~EXHIBIT 5~~

~~Form of Opinion~~
~~JONES, DAY, REAVIS & POGUE~~
~~3500 SunTrust Plaza~~
~~303 Peachtree Street, NE~~
~~Atlanta, Georgia 30308-3242~~
~~(404) 521-3939~~
                    ~~, 1999~~
~~Nextel Communications, Inc.~~
~~1505 Farm Credit Drive~~
~~McLean, Virginia 22102~~
~~Ladies and Gentlemen:~~

      ~~We are acting as counsel to Nextel Communications, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, in connection with (i) the offer to exchange (the “Senior Note Exchange Offer”) $1,000 principal amount at maturity of the Company’s 12% Senior Serial Redeemable Notes due 2008 (the “Exchange Notes”) for each $1,000 principal amount at maturity of the Company’s outstanding 12% Senior Serial Redeemable Notes due 2008 (the “Private Notes”) and (ii) the preparation of the prospectus (the “Prospectus”) contained in the registration statement on Form S-4 (the “Registration Statement”) (No. 333-          ) filed with the Securities and Exchange Commission by the Company for the purpose of registering the Exchange Notes under the Securities Act of 1933 (the “Act“). The Private Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of November 4, 1998 (the “Indenture”), between the Company and Harris Trust and Savings Bank, as Trustee. Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.~~

The Tabulation and Paying Agent for the Consent Solicitation and the Exchange Agent for the Exchange Offer is:

EquiServe, Inc.

By Facsimile (Eligible Institutions Only):	By Mail or Hand:
Attn: EquiServe Corporate Actions	EquiServe Corporate Actions
Facsimile: (781) 575-2091	66 Brooks Drive
(confirm by telephone: (781) 575-3816)	Braintree, Massachusetts 02184

      Any questions or requests for assistance with respect to the Consent Solicitation may be directed to the Consent Solicitation Agent at the address and telephone numbers set forth below. Requests for assistance with the Exchange Offer and requests for additional copies of this Statement and the Letter of Transmittal may be directed to the Exchange Information Agent and for additional copies of this Statement and Consent to the Consent Information Agent, at the address and telephone numbers set forth below. Requests for copies of the Existing Certificate, the form of the Amended Certificate and the form of the Series B Certificate may also be directed to the Information Agent. Beneficial owners may also contact their Custodian for assistance concerning the Consent Solicitation and the Exchange Offer.

The Information Agent for the Consent Solicitation and the Exchange Offer is:

Georgeson Shareholder Communications, Inc.

17 State Street

New York, New York 10004
1-877-278-4751 (toll-free)

The Consent Solicitation Agent for the Consent Solicitation is:

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179
1-800-308-6311 (toll-free)